                                                                     Exhibit 4.2







                          SALE AND SERVICING AGREEMENT
                                 Dated as of [ ]

                                      among


                          [                           ]
                                    (Seller)


                       Fleet Home Equity Loan Corporation
                                   (Depositor)


                    [     ]HOME EQUITY LOAN TRUST 200_-_
                                     (Trust)


                                [              ]
                                   (Servicer)

                                       and


                                 [             ]
                               (Indenture Trustee)


                    [     ]HOME EQUITY LOAN TRUST 200_-_

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.01   Definitions ..........................................................................     2
         Section 1.02   Other Definitional Provisions ........................................................    17
         Section 1.03   Interest Calculations ................................................................    18

                                   ARTICLE II.
                        CONVEYANCE OF THE MORTGAGE LOANS

         Section 2.01   Conveyance of the Mortgage Loans .....................................................    19
         Section 2.02   Acceptance by Indenture Trustee ......................................................    23
         Section 2.03   Representations and Warranties Regarding the Seller and the Servicer..................    24
         Section 2.04   Representations and Warranties of the Seller Regarding the Mortgage Loans.............    26
         Section 2.05   Representations and Warranties of the Depositor.......................................    32
         Section 2.06   Substitution of Mortgage Loans........................................................    32
         Section 2.07   Tax Treatment.........................................................................    34

                                  ARTICLE III.
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 3.01   The Servicer..........................................................................    35
         Section 3.02   Collection of Certain Mortgage Loan Payments..........................................    37
         Section 3.03   Withdrawals from the Collection Account...............................................    39
         Section 3.04   Maintenance of Hazard Insurance; Property Protection Expenses.........................    40
         Section 3.05   Maintenance of Mortgage Impairment Insurance Policy...................................    40
         Section 3.06   [Reserved]............................................................................    41
         Section 3.07   Management and Realization Upon Defaulted Mortgage Loans..............................    41
         Section 3.08   Indenture Trustee to Cooperate........................................................    42
         Section 3.09   Servicing Compensation; Payment of Certain Expenses by Servicer.......................    43
         Section 3.10   Annual Statement as to Compliance.....................................................    43
         Section 3.11   Annual Servicing Report...............................................................    43
         Section 3.12   Access to Certain Documentation and Information Regarding the Mortgage Loans..........    44
         Section 3.13   [Reserved]............................................................................    44
         Section 3.14   Reports to the Securities and Exchange Commission.....................................    44
         Section 3.15   Reports of Foreclosures and Abandonments of Mortgaged Properties, Returns
                        Relating to Mortgage Interest Received from Individuals and Returns Relating to
                        Cancellation of Indebtedness .........................................................    44
         Section 3.16   Advances by the Servicer..............................................................    44
         Section 3.17   [Reserved]............................................................................    45
         Section 3.18   Assumption Agreements.................................................................    45


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
         Section 3.19   Payment of Taxes, Insurance and Other Charges.........................................    45
         Section 3.20   Optional Purchase of Defaulted Mortgage Loans.........................................    45

                                   ARTICLE IV.
                                     INSURER

         Section 4.01   Claims upon the Insurance Policy......................................................    47
         Section 4.02   Effect of Payments by the Insurer; Subrogation........................................    48
         Section 4.03   [Reserved]............................................................................    48
         Section 4.04   [Reserved]............................................................................    48
         Section 4.05   Replacement Insurance Policy..........................................................    48

                                   ARTICLE V.
              PRIORITY OF DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS;
                              RIGHTS OF NOTEHOLDERS

         Section 5.01   Distributions.........................................................................    49
         Section 5.02   Calculation of the Class A Note Rate..................................................    50
         Section 5.03   Statements to Noteholders.............................................................    50
         Section 5.04   [Reserved]............................................................................    53
         Section 5.05   Distribution Account..................................................................    53
         Section 5.06   Investment of Accounts................................................................    54
         Section 5.07   Compensating Interest.................................................................    55

                                   ARTICLE VI.
                   THE SELLER, THE SERVICER AND THE DEPOSITOR

         Section 6.01   Liability of the Seller, the Servicer and the Depositor...............................    56
         Section 6.02   Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the
                        Servicer or the Depositor. ...........................................................    56
         Section 6.03   Limitation on Liability of the Servicer and Others....................................    56
         Section 6.04   Servicer Not to Resign................................................................    57
         Section 6.05   Delegation of Duties..................................................................    57
         Section 6.06   Indemnification of the Trust by the Servicer..........................................    57

                                  ARTICLE VII.
                              SERVICING TERMINATION

         Section 7.01   Events of Servicing Termination.......................................................    59
         Section 7.02   Indenture Trustee to Act; Appointment of Successor....................................    61
         Section 7.03   Waiver of Defaults....................................................................    62
         Section 7.04   Notification to Class A Noteholders...................................................    62

                                  ARTICLE VIII.
                                   TERMINATION

         Section 8.01   Termination...........................................................................    63


                                       ii
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
                                   ARTICLE IX.
                            MISCELLANEOUS PROVISIONS

         Section 9.01   Amendment.............................................................................    65
         Section 9.02   Recordation of Agreement..............................................................    66
         Section 9.03   Duration of Agreement.................................................................    66
         Section 9.04   Governing Law.........................................................................    66
         Section 9.05   Notices...............................................................................    66
         Section 9.06   Severability of Provisions............................................................    67
         Section 9.07   No Partnership........................................................................    67
         Section 9.08   Counterparts..........................................................................    67
         Section 9.09   Successors and Assigns................................................................    67
         Section 9.10   Headings..............................................................................    67
         Section 9.11   Indenture Trustee.....................................................................    67
         Section 9.12   Reports to Rating Agencies............................................................    67
         Section 9.13   Inconsistencies Among Transaction Documents...........................................    68
         Section 9.14   Rights of the Insurer to Exercise Rights of Noteholders...............................    68

                                    EXHIBITS
EXHIBIT A               Mortgage Loan Schedule
EXHIBIT B               List of Servicing Officers
EXHIBIT C               Form of Monthly Statement to Noteholders
EXHIBIT D               Form of Servicing Certificate
EXHIBIT E               Letter of Depositor to Indenture Trustee Re: Exchange Act Reports
EXHIBIT F               Form of Liquidation Report
EXHIBIT G               Form of Class A Notes
EXHIBIT H               Form of Mortgage Note
EXHIBIT I               Form of Mortgage
EXHIBIT J               Form of Request for Release
EXHIBIT K               Specimen of the Insurance Policy
EXHIBIT L               Custodial Fee Letter

         This Sale and Servicing Agreement (the "Agreement") is entered into effective as of [ ], among [ ] HOME EQUITY LOAN TRUST 200_-_, a Delaware business trust (the "Trust"), [ ], a [ ], as seller (the "Seller"), Fleet Home Equity Loan Corporation, a Delaware Corporation, as depositor (the "Depositor"), [ ], a [ ] corporation, as servicer (the "Servicer"), and [Indenture Trustee], a
[ ] banking corporation, as Indenture Trustee on behalf of the Class A Noteholders (in such capacity, the "Indenture Trustee").

                              PRELIMINARY STATEMENT

         WHEREAS, the Trust desires to purchase from the Depositor a pool of Mortgage Loans which were originated by the Seller in the ordinary course of business of the Seller;

         WHEREAS, the Depositor, concurrently with the execution of this Agreement, purchased the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement");

         WHEREAS, the Servicer is willing to service such Mortgage Loans in accordance with the terms of this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Account:  Any of the Distribution Account or the Collection Account.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         Agreement: This Sale and Servicing Agreement and all amendments hereof and supplements hereto.

         Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made by or for the originator at the time of the origination of the related Mortgage Loan.

         Assignment Event:  [          ].

         Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Indenture Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

         Available Funds: As to any Payment Date, the sum of (A) the sum of all amounts described in clauses (i) through (vii) inclusive, of Section 3.02(b) received by the Servicer (including any amounts paid by the Servicer and the Seller, and excluding (a) any amounts not required to be deposited in the Collection Account pursuant to Section 3.02(b), and (b) any amounts paid to the Servicer or withdrawn by the Servicer pursuant to Sections 3.03(ii), (iii),
(iv), (v), (vi) and (vii) in respect of the Mortgage Loans) during the related Due Period and deposited into the Collection Account as of the Determination Date, (B) Insured Payments, if any, and (C) any Termination Price with respect to the Mortgage Loans deposited to the Distribution Account pursuant to Section 8.01(b). No amount included in this definition by virtue of being described by any component of the definition thereof shall be included twice by virtue of also being described by any other component or otherwise.

         Base O/C Amount: With respect to any Payment Date, an amount equal to the product of (x) the Base O/C Percentage and (y) the Cut-Off Date Pool Principal Balance.

         Base O/C Percentage: [     ]%.

         BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Book-Entry Note: Any Class A Note registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which the Insurer or banking institutions in the States of New York, New Jersey or the state in which the corporate trust office of the Indenture Trustee is located are required or authorized by law to be closed.

         Civil Relief Act Interest Shortfalls: As to any Payment Date, any shortfalls in Interest Collections on the Mortgage Loans during the prior Due Period that are attributable to the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Class A Monthly Principal Distributable Amount:  [          ].

         Class A Note: Any Class A Note executed by the Trust and authenticated by the Indenture Trustee substantially in the form set forth in Exhibit G hereto.

         Class A Note Owner: The Person who is the beneficial owner of a Book-Entry Note.

         Class A Note Principal Balance: With respect to any date of determination, (a) the Original Class A Note Principal Balance less (b) the aggregate of amounts distributed as principal to the Class A Noteholders on previous Payment Dates.

         Class A Note Rate: [          ].

         Class A Noteholder or Holder: The Person in whose name a Class A Note is registered in the Note Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Class A Note registered in the name of the Seller or the Depositor, or any Person actually known to a Responsible Officer to be an Affiliate of the Seller or the Depositor (y) any Class A Note for which the Seller or the Depositor, or any Person actually known to a Responsible Officer to be an Affiliate of the Seller or the Depositor is the Class A Note Owner shall be deemed not to be outstanding (unless to the actual knowledge of a Responsible Officer (i) the Seller or the Depositor, or such Affiliate, is acting as trustee or nominee for a Person who is not an Affiliate of the Seller or the Depositor and who makes the voting decision with respect to such Class A Note or (ii) the Seller or the Depositor, or such Affiliate, is the Class A Note Owner of all the Class A Notes) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained and (z) the Insurer shall be deemed to be the owner of 100% of the Class A Notes so long as no Insurer Default is then continuing.

         Class A Principal Distribution: [          ]

         Closing Date: [          ].

         Code: The Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         Collection Account: The custodial account or accounts created and maintained for the benefit of the Class A Noteholders, the Ownership Interest and the Insurer pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

         Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of the First Lien, if any, as of the date of origination of the Mortgage Loan, divided by the Appraised Value.

         Compensating Interest: As to any Payment Date, the amount calculated pursuant to Section 5.07.

         Corporate Trust Office: The principal office of the Indenture Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at [ ], Attention: Indenture Trust Administration.

         Curtailment: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency or to be applied for subsequent Monthly Payments as and when the same come due pursuant to directions from the Mortgagor to such effect.

         Custodial Fee: The fees and expenses as set forth in the fee letter
between [          ] and [          ], as of [          ], attached as Exhibit
L hereto.

         Cut-Off Date: As to a Mortgage Loan, the close of business on
[          ].

         Cut-Off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan pursuant to Section 2.02 or 2.06).

         Cut-Off Date Pool Principal Balance:  $[          ].

         Defective Mortgage Loan: Any Mortgage Loan subject to repurchase or substitution by the Seller pursuant to Section 2.02 or 2.04 or purchase by the Servicer pursuant to Section 3.20.

         Definitive Notes:  As defined in the Indenture.

         Delinquency Amount: The product of the Delinquency Percentage and the Pool Principal Balance as of the end of the related Due Period.

         Delinquency Percentage: [          ].

         Deposit Event: [          ].

         Depositor: Fleet Home Equity Loan Corporation, a Delaware corporation.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of Class A Notes evidencing $[ ] in initial aggregate principal amount of the Class A Notes. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the UCC of the State of New York.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to any Payment Date, the eighteenth day of the month in which such Payment Date occurs (or if such day is not a Business Day, the Business Day immediately succeeding such eighteenth day).

         Distributable Excess Spread: As to any Payment Date, the lesser of (i) the Excess Spread for such Payment Date and (ii) the excess, if any, of the Specified O/C Amount for such Payment Date over the O/C Amount on such date before giving effect to the application of Distributable Excess Spread on such Payment Date.

         Distribution Account: The account established by the Indenture Trustee pursuant to Section 5.05. The Distribution Account shall be an Eligible Account.

         Due Date: With respect to any Mortgage Loan and any Monthly Payment, the date on which such Monthly Payment is due from the related Mortgagor.

         Due Period: As to any Determination Date or Payment Date, the calendar month immediately preceding such Determination Date or Payment Date.

         Eligible Account: [          ].

         Eligible Investments: One or more of the following (excluding any callable investments purchased at a premium):

                  [(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
         (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by a Rating Agency in its highest short-term rating category (which is "A-1+" for Standard & Poor's and "P-1" for Moody's);

                  (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by either Moody's or Standard & Poor's in its highest unsecured short-term debt rating category;

                  (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's or Moody's in their highest short-term rating categories;

                  (v) short term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's or Moody's in their respective highest rating category of long term unsecured debt;

                  (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of "Aaa" by Moody's or either "AAAm" or "AAAm-G" by Standard & Poor's; and

                  (vii) other obligations or securities that are acceptable to each Rating Agency and the Insurer as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Class A Notes, as evidenced by a letter to such effect from such Rating Agency and the Insurer and with respect to which the Servicer has received confirmation that, for tax purposes, the investment complies with each proviso set forth below in the last clause of this definition;

         provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.]

         Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance) that is no greater than the Principal Balance of the Defective Mortgage Loan and no more than % less than the Principal Balance of the Defective Mortgage Loan; (ii) have an original principal balance that is a Conforming

Original Principal Balance; (iii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than % in excess of the Loan Rate of such Defective Mortgage Loan; (iv) have a remaining term to maturity not more than months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) be of the same type of Mortgaged Property as the Defective Mortgage Loan or a detached single family residence; (vi) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust;
(vii) comply with each representation and warranty set forth in Section 2.04 (deemed to be made as of the date of substitution); and (viii) have an original Combined Loan-to-Value Ratio [not greater] than that of the Defective Mortgage Loan. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Insurer.

         ERISA: Employee Retirement Income Security Act of 1974, as amended.

         Event of Servicing Termination: As defined in Section 7.01.

         Excess O/C Amount: As to any Payment Date, the amount by which (i) the O/C Amount for such Payment Date exceeds (ii) the Specified O/C Amount for such Payment Date.

         Excess Spread: With respect to any Payment Date, the positive excess, if any, of (a) Available Funds for such Payment Date over (b) the aggregate of amounts required to be distributed pursuant to subclauses (i) through (iv) of
Section 5.01(a) herein on such Payment Date.

         FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

         Fidelity Bond: As defined in Section 3.06.

         Final Payment Date:  The Payment Date in [          ].

         First Lien: With respect to any Mortgage Loan that is a second priority lien, the mortgage loan or mortgage loans relating to the corresponding Mortgaged Property having a first priority lien to such Mortgage Loan.

         Fiscal Agent: As defined in the Insurance Policy.

         Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

         Grant: As defined in the Indenture.

         Guaranteed Principal Distribution Amount: (i) With respect to any Payment Date other than the Final Payment Date, the amount, if any, by which the Class A Note Principal Balance


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
exceeds the [Pool Principal Balance] as of the end of the related Due Period (after giving effect to all payments of principal on the Class A Notes on such Payment Date pursuant to Section 5.01 hereof). With respect to the Final Payment Date, the outstanding Class A Note Principal Balance (after giving effect to all payments of principal on the Class A Notes on such Final Payment Date pursuant to Section 5.01(a) hereof).

         Indenture:  The Indenture, dated as of [          ], between the
Issuer and the Indenture Trustee.

         Indenture Trustee:  [          ], a [ ] banking corporation, as
Indenture Trustee under the Indenture or any successor indenture trustee under the Indenture appointed in accordance with such agreement.

         Indenture Trustee Fee: With respect to any Payment Date, the greater of
(i) 1/12 of the sum of (a) the product of (1) the Indenture Trustee Fee Rate and
(2) the Pool Principal Balance of the Mortgage Loans as of the end of the second preceding Due Period (or in the case of the first Payment Date, as of the Cut Off Date) and (b) any Custodial Fees to the extent not paid by the Servicer, or
(ii) $[ ].

         Indenture Trustee Fee Rate: The per annum rate at which the Indenture
Trustee Fee is calculated, which is an amount equal to [    ]% per annum.

         Indenture Trustee's Statement to Noteholders: As defined in Section
5.03.

         Insurance and Reimbursement Agreement: The Insurance and Reimbursement
Agreement dated as of [    ] among the Indenture Trustee, the Seller, the
Servicer, [    ] and the Insurer, including any amendments and supplements thereto in accordance with the terms thereof.

         Insurance Policy: The Financial Guaranty Insurance Policy (No. [ ]) with respect to the Class A Notes and the Senior Interest Participation and all endorsements thereto, if any, dated the Closing Date, issued by the Insurer for the benefit of the Holders of the Class A Notes and the Senior Interest Participation, a copy of which is attached hereto as Exhibit K.

         Insurance Proceeds: Proceeds paid by any insurer (other than the Insurer) pursuant to any insurance policy covering a Mortgage Loan or Mortgaged Property, or amounts required to be paid by the Servicer pursuant to Section 3.05, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures, or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

         Insured Payment: With respect to any Payment Date, an amount equal to the sum of the (i) the Guaranteed Principal Distribution Amount and (ii) the amount, if any, by which the aggregate of the Interest Distributions with respect to the Class A Notes for such Payment Date exceeds the amount on deposit in the Distribution Account available to be distributed therefor on such Payment Date.


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
         Insurer: [          ], a stock insurance company organized and created
under the laws of the State of [          ], or any successor thereto.

         Insurer Default: [          ].

         Interest Carryover Shortfall: With respect to any Payment Date, the Class A Notes, the amount by which the related Interest Distribution for such Class A Notes for the preceding Payment Date exceeded the amount of interest that was actually distributed to such Class A Notes on such preceding Payment Date.

         Interest Distribution: With respect to any Payment Date, the Class A Notes, the sum of (a) the related Monthly Interest Distributable Amount for such Class A Notes for such Payment Date, and (b) any related Outstanding Interest Carryover Shortfall for such Class A Notes for such Payment Date.

         Interest Period: [          ].

         Issuer: [          ] Home Equity Loan Trust 200_-_.

         LIBOR: [          ].

         LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         Liquidated Mortgage Loan: As to any Payment Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of such Mortgage Loan or the related REO Property have been recovered.

         Liquidation Proceeds: With respect to a Mortgage Loan, the proceeds (including Insurance Proceeds but not including amounts drawn under the Insurance Policy) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise (including rental income).

         Liquidation Report: With respect to each Liquidated Mortgage Loan, the report prepared by the Servicer in the form attached hereto as Exhibit F.

         Loan Rate: With respect to any Mortgage Loan as of any day, the interest rate applicable under the related Mortgage Note.

         Majority Class A Noteholder: The Holder or Holders of Class A Notes representing at least 51% of the aggregate Class A Note Principal Balance.

         Monthly Advance: An advance made by the Servicer pursuant to Section 3.16.

         Monthly Interest Distributable Amount: [          ].


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
         Monthly Payment: With respect to a Mortgage Loan, the scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on such Mortgage Loan.

         Moody's: Moody's Investors Service, Inc., or any successor thereto.

         Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loans: The mortgage loans that are transferred and assigned to the Trust pursuant to Sections 2.01 and 2.06, together with the Related Documents, exclusive of Mortgage Loans that are transferred to the Seller, from time to time pursuant to Sections 2.02 and 2.06, or to the Servicer pursuant to
Section 3.20, as from time to time are held as a part of the Trust, such mortgage loans originally so held being identified in the Mortgage Loan Schedule delivered on the Closing Date.

         Mortgage Loan Purchase Agreement:  The mortgage loan purchase
agreement, dated as of [        ], between the Depositor, as purchaser, and
[        ], as seller, relating to the sale of the Mortgage Loans from [      ]
to the Depositor.

         Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans constituting assets of the Trust. The Mortgage Loan Schedule is the schedule set forth herein as Exhibit A, which schedule sets forth as to each Mortgage Loan: (i) the Cut-Off Date Principal Balance, (ii) the account number,
(iii) the original principal amount, (iv) the CLTV as of the date of the origination of the related Mortgage Loan, (v) the Due Date, (vi) the Loan Rate as of the Cut-Off Date, (vii) the first date on which a Monthly Payment is or was due under the Mortgage Note, (viii) the original stated maturity date of the Mortgage Note and if the Mortgage Loan is a Balloon Loan, the amortization terms, (ix) the remaining number of months to maturity as of the Cut-Off Date,
(x) the state in which the related Mortgaged Property is situated, (xi) the type of property and (xii) the lien status. The Mortgage Loan Schedule will be amended from time to time to reflect the substitution of an Eligible Substitute Mortgage Loan for a Defective Mortgage Loan from time to time hereunder.

         Mortgage Note: With respect to a Mortgage Loan, the promissory note pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby which is secured by the related Mortgage.

         Mortgaged Property: The underlying property, including any real property and improvements thereon, securing a Mortgage Loan.

         Mortgagee: With respect to any Mortgage Loan as of any date of determination, the holder of the related Mortgage Note and any related Mortgage as of such date.

         Mortgagor: With respect to any Mortgage Loan, the obligor or obligors under the related Mortgage Note.

         Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of unreimbursed Servicing Fees, Servicing Advances and Monthly Advances with respect thereto.

         Net Loan Rate: With respect to any Mortgage Loan, the Loan Rate less the Servicing Fee Rate.

         Nonrecoverable Advances: With respect to any Mortgage Loan, (i) any Servicing Advance or Monthly Advance previously made and not reimbursed pursuant to Section 3.03(ii) or (ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Insurer, the Seller and the Indenture Trustee promptly following such determination, would not be ultimately recoverable pursuant to Sections 3.03(ii) or 3.03(vii).

         Note Register and Note Registrar: As defined in the Indenture.

         O/C Amount: As to any Payment Date, the excess, if any, of (a) the [Pool Principal Balance] as of the close of business on the last day of the related Due Period over (b) the Class A Note Principal Balance (after giving effect to amounts available in respect of the Class A Monthly Principal Distributable Amount for such Payment Date).

         O/C Reduction Amount: As to any Payment Date, an amount equal to the lesser of (i) the Excess O/C Amount for such Payment Date and (ii) the Principal Remittance Amount for such Payment Date.

         Officer's Certificate: A certificate signed by the President, an Executive Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Servicer, the Seller or the Depositor, as the case may be, and delivered to the Indenture Trustee and the Insurer.

         Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Indenture Trustee, who may be in-house counsel for the Servicer (or its affiliate) or the Seller (or its affiliate)(except that any opinion pursuant to
Section 2.01 or 6.04 or relating to taxation or otherwise as required by the Insurer must be an opinion of independent outside counsel) and who, in the case of opinions delivered to the Insurer and the Rating Agency, is reasonably acceptable to each of them.

         Original Class A Note Principal Balance:  $[          ].

         Optional Termination Date: Any Payment Date on or after the Pool Principal Balance has been reduced to an amount less than or equal to [ ]% of the Cut-Off Date Pool Principal Balance.

         Outstanding Interest Carryover Shortfall: With respect to any Payment Date, the Class A Notes and the Senior Interest Participation, the amount of related Interest Carryover Shortfall for such Payment Date and Class A Notes or Senior Interest Participation, as applicable, plus one month's interest thereon, at the Class A Note Rate or Senior Interest Participation Rate, as applicable, to the extent permitted by law.

         Owner Trustee: [     ], as owner trustee under the Trust Agreement,
and any successor owner trustee under the Trust Agreement appointed in accordance with the terms thereof.

         Owner Trustee Fee: A monthly fee equal to 1/12 of $[          ].

         Ownership Interest: The Transferor Interest.

         Paying Agent: Any paying agent appointed pursuant to the Indenture.

         Payment Date:  The [    ] day of each month or, if such day is not a
Business Day, then the next Business Day, beginning in [     ].

         Percentage Interest: As to the Class A Notes and any date of determination, the percentage obtained by dividing the principal denomination of such Class A Note by the aggregate of the principal denominations of all Class A Notes.

         Person: Any individual, corporation, partnership, joint venture, limited partnership, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pool Factor: With respect to the Class A Notes and to any Payment Date, the percentage, carried to seven places, obtained by dividing the Class A Note Principal Balance for such Payment Date by the Original Class A Note Principal Balance.

         Pool Principal Balance: With respect to any date of determination, the aggregate of the Principal Balance of all Mortgage Loans as of such date.

         Preference Event: As defined in Section 4.01(c).

         Premium Amount: The premium payable to the Insurer pursuant to the Insurance Agreement.

         Prepayment Interest Shortfall: With respect to any Payment Date, for each Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment in full an amount equal to the excess, if any, of (i) 30 days' interest on the Principal Balance of such Mortgage Loan at the Net Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended) over (ii) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment less the Servicing Fee for such Mortgage Loan in such month.

         Principal Balance: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of any such Mortgage Loan in accordance with the related Mortgage Note. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero as of the end of the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full.

         Principal Remittance Amount: With respect to any Payment Date, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period: (i) that portion of all Monthly Payments allocable to principal on Mortgage Loans, including all full and partial principal prepayments received during the related Due Period, (ii) the Net Liquidation Proceeds allocable to principal actually collected by the Servicer during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all Defective Mortgage Loans that were repurchased during the related Due Period and (iv) any Substitution Adjustments for Mortgage Loans, deposited to the Distribution Account pursuant to Section 2.06 on or prior to the related Determination Date and not previously distributed.

         Prospectus: The base prospectus of the Depositor dated [    ].

         Prospectus Supplement: The prospectus supplement dated [    ],
relating to the offering of the Class A Notes.

         Purchase Price: As to any Mortgage Loan repurchased on any date pursuant to Section 2.02, 2.04 or 3.20 an amount equal to the sum of (i) the unpaid Principal Balance thereof, (ii) the greater of (a) all unpaid accrued interest thereon to the end of the Due Period preceding the Payment Date on which such Purchase Price is included in Available Funds and (b) 30 days' interest thereon, computed at the applicable Loan Rate; provided, however, that if at the time of repurchase the Seller is the Servicer, the amount described in clause (ii) shall be computed at the Net Loan Rate, (iii) (x) if the Servicer is not the Seller, any unreimbursed Servicing Advances with respect to such Mortgage Loan and (y) expenses reasonably incurred or to be incurred by the Servicer or the Indenture Trustee in respect of the breach or defect giving rise to the purchase obligation and (iv) the amount of any penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses incurred by or imposed on the Depositor, the Indenture Trustee, the Insurer or the Trust or with respect to which any of them are liable arising from a breach by the Seller of its representations and warranties in Section 2.04.

         Purchaser: The Depositor in its capacity as purchaser under the Mortgage Loan Purchase Agreement.

         Rating Agency: Any statistical credit rating agency, or its successor, that rated the Class A Notes and the Senior Interest Participation at the request of the Seller at the time of the initial issuance of the Class A Notes. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller and the Insurer, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1+ or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean the ratings such other Rating Agency deems equivalent to the foregoing ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, the rating such other Rating Agency deems equivalent to the foregoing ratings.

         Ratings: The ratings initially assigned to the Class A Notes and the Senior Interest Participation by the Rating Agencies, as evidenced by letters from the Rating Agencies.

         Record Date: The Business Day immediately preceding such Payment Date; provided, however, that if any Class A Notes becomes a Definitive Note, the record date for such Class A Notes will be the last Business Day of the month immediately preceding the month in which the related Payment Date occurs.

         Reference Bank Rate: [          ].

         Reference Banks: Three major banks that are engaged in the London interbank market, selected by the Seller after consultation with the Indenture Trustee.

         Related Documents: As defined in Section 2.01.

         Released Mortgaged Property Proceeds: As to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with (i) applicable law, (ii) mortgage servicing standards employed by the Servicer in servicing mortgage loans for its own account and (iii) the Sale and Servicing Agreement.

         REO Property: A Mortgaged Property that is acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

         Responsible Officer: With respect to the Indenture Trustee, any officer assigned to the corporate trust group (or any successor thereto), including any vice president, assistant vice president, trust officer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to the Seller or Servicer, the President or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or any Secretary or Assistant Secretary.

         SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Securities Act: The Securities Act of 1933, as amended.

         Second Lien: With respect to any Mortgage Loan that is a third priority lien the mortgage loan or loans relating to the corresponding Mortgage Property having a second lien priority to such Mortgage Loan.

         Seller: [          ], as Seller under the Mortgage Loan Purchase
Agreement.

         Servicer:  [          ]as Servicer, or any successor hereunder
appointed in accordance with the terms hereof.

         Servicing Advances: All reasonable and customary unanticipated "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Sections 3.04, 3.07 or 3.19 hereunder, and (v) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 3.17, all of which reasonable and customary unanticipated out-of-pocket costs and expenses are reimbursable to the Servicer to the extent provided in Sections 3.03(ii), 3.03(vii) and 3.07.

         Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Servicer.

         Servicing Fee: With respect to any Payment Date, the product of (i) the Servicing Fee Rate and (ii) the aggregate Principal Balance of the Mortgage Loans as of the end of the second preceding Due Period (or at the Cut-Off Date with respect to the first Payment Date).

         Servicing Fee Rate: [    ]% per annum (or if [          ]is no longer
the Servicer, [    ]% per annum).

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Insurer) by the Servicer on the Closing Date, as such list may be amended from time to time, initially set forth in Exhibit B hereto.

         Specified O/C Amount: With respect to any Payment Date prior to the Step Down Date the greater of (i) the Base O/C Amount and (ii) [ ]% of the Delinquency Amount and, with respect to any Payment Date occurring on or after the Step Down Date, the greatest of:

                  (i) two times the product of the Base O/C Percentage and the [Pool Principal Balance] as of the close of business on the last day of the related Due Period;

                  (ii) [    ]% of the Delinquency Amount; and

                  (iii) the sum of (a) the product of (x) [    ]% and (y) the
         Cut-Off Date Pool Principal Balance and (b) the aggregate Principal Balance of the three largest Mortgage Loans as of the end of the related Due Period;

provided, however, that with respect to any Payment Date occurring on or after
the Step Down Date, if the Delinquency Percentage exceeds [    ]%, the
Specified O/C Amount shall not be less than the Specified O/C Amount as of the immediately preceding Payment Date; and provided, further, that the Insurer may reduce the Specified O/C Amount so long as such reduction will not result in a downgrade, qualification or withdrawal of the then current ratings of the Class A Notes, without regard to the Insurance Policy, as evidenced in writing by each Rating Agency.

         Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         Step Down Date: The later to occur of (A) the first Payment Date on
which the Pool Principal Balance is less than the product of [   ]% and the
Cut-Off Date Pool Principal Balance and (B) the [          ] Payment Date.

         Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 3.01(a) in respect of the qualification of a Subservicer.

         Subservicing Agreement: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 3.01, a copy of which shall be delivered, along with any modifications thereto, to the Indenture Trustee and the Insurer.

         Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 2.06, the sum of (a) the excess of (i) the aggregate Principal Balances of all Defective Mortgage Loans to be replaced by Eligible Substitute Mortgage Loans (after application of principal payments received on or before the date of substitution of any Eligible Substitute Mortgage Loans as of the date of substitution) over (ii) the Principal Balance of such Eligible Substitute Mortgage Loans and (b) the greater of (x) accrued and unpaid interest (accruing at the Loan Rate for such Defective Mortgage Loan) on such excess through the Due Period relating to the Payment Date for which such Substitution Adjustment will be included as part of Available Funds and (y) 30 days' interest on such excess calculated on a 360-day year in each case at the Loan Rate (or Net Loan Rate if the Seller is the Servicer) and (c) if the Servicer is not the Seller, the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Defective Mortgage Loan and (d) the amounts referred to in clauses (iii)(y) and (iv) of the definition of Purchase Price in respect of such Defective Mortgage Loan.

         Supplemental Mortgage Loan Schedule: As defined in Section 2.06(b).

         Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

         Termination Price: As defined in Section 8.01(b).

         Transaction Documents: This Agreement, the Mortgage Loan Purchase Agreement, the Insurance Agreement, the Administration Agreement, the Trust Agreement and the Indenture.

         Transferor: [          ],  or any such permitted holder of the
Ownership Interest.

         Transferor Interest: As defined in the Trust Agreement.

         Trigger Event: As defined in Section 6.01 of the Insurance and Reimbursement Agreement.

         Trust: The trust created by the Trust Agreement, the corpus of which consists of the Mortgage Loans and Mortgage Files, such other assets as shall from time to time be identified as deposited in the Collection Account and the Distribution Account in accordance with this Agreement, property that secured a Mortgage Loan and that has become REO Property, the interest of the Seller in certain hazard insurance policies (including any Insurance Proceeds) maintained by the Mortgagors or the Servicer in respect of the Mortgage Loans, the Insurance Policy, and Depositor's rights under the Mortgage Loan Purchase Agreement and all proceeds of each of the foregoing.

         Trust Agreement:  The Trust Agreement dated as of [          ], among
[          ], as Seller, the Depositor and the Owner Trustee.

         UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

         Underwriters: [          ], [          ], and [          ], as
underwriters of the [           ]Home Equity Loan Asset-Backed Notes, Series
200_-_.

         Section 1.02. Other Definitional Provisions.

         (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture and the Trust Agreement, as applicable.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such terms.

         (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

         Section 1.03. Interest Calculations.

         All calculations of interest that are made in respect of the Principal Balance of a simple interest Mortgage Loan shall be made on the basis of a 365-day year and the actual number of days elapsed. The Monthly Interest Distributable Amount in respect of the Class A Notes, and the Premium Amount shall be calculated on the basis of a 360-day year and the actual number of days elapsed. The Senior Interest Participation Rate shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The calculation of the Servicing Fee, the Indenture Trustee Fee and the Owner Trustee Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                  ARTICLE II.

                        CONVEYANCE OF THE MORTGAGE LOANS

         Section 2.01 Conveyance of the Mortgage Loans.

         (a) The Depositor, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections 2.02 and 2.04) all of its right, title and interest in and to (i) each Mortgage Loan and the related Mortgage File, including its Cut-Off Date Principal Balance and all collections in respect of interest and principal received after the Cut-Off Date; (ii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) its rights under the insurance policies in respect of the Mortgage Loans (including any Insurance Proceeds); (iv) amounts on deposit in the Collection Account and the Distribution Account; (v) its rights under the Mortgage Loan Purchase Agreement (excluding its rights to indemnification under the indemnification provisions thereof); (vi) all other assets included or to be included in the Trust for the benefit of the Class A Noteholders, the Transferor and the Insurer and (vii) any and all proceeds of the foregoing. In addition, on or prior to the Closing Date, the Seller shall cause the Insurer to deliver the Insurance Policy to the Indenture Trustee for the benefit of the Class A Noteholders.

         In connection with such transfer, assignment, sale and conveyance by the Depositor, the Depositor shall, within ___ days of an Assignment Event, cause the Seller to deliver to, and deposit with, the Indenture Trustee (or its designee), on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan (the "Related Documents") and the Mortgage Loan Schedule in computer readable format:

                  (i) the original Mortgage Note, endorsed in blank, with all intervening endorsements showing a complete chain of title from the originator of such Mortgage Loan to the Seller;

                  (ii) the original Mortgage, with evidence of recording thereon, provided that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Indenture Trustee a certified true copy of such original Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such original Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered the original recorded Mortgage to the Indenture Trustee promptly upon receipt of the original recorded Mortgage;

                  (iii) the original Assignment of Mortgage, from the Seller to
         "[          ], as Indenture Trustee for [           ]Home Equity Loan
         Trust 200_-_", which assignment shall be in form and substance acceptable for recording;

                  (iv) the original attorney's opinion of title or the original policy of title insurance, provided that if any such original policy of title insurance has not yet been received by the Seller, the Seller may have delivered to the Indenture Trustee a copy of such policy or a title insurance binder or commitment for the issuance of such policy;

                  (v) originals of all intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Seller, provided that if any such original intervening assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall have delivered to the Indenture Trustee a certified true copy of such original assignment of Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such original assignment of Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered any such original assignments to the Indenture Trustee promptly upon receipt thereof; and

                  (vi) originals of all assumption and modification agreements, if any.

         The Seller hereby confirms to the Owner Trustee, the Indenture Trustee and the Insurer that it has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trust and constitute part of the Trust in accordance with the terms of the Trust. The Servicer hereby confirms to the Owner Trustee, the Indenture Trustee and the Insurer that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with the terms hereof.

         Except as herein provided the Seller shall, as custodian for the benefit of the Owner Trustee, Indenture Trustee and the Issuer be entitled to maintain possession of the foregoing documents and instruments discussed above and shall not be required to deliver any of them to the Indenture Trustee. In the event, however, that possession of any such documents or instruments is required by any Person (including the Indenture Trustee) acting as successor Servicer pursuant to Section 7.02 in order to carry out the duties of the Servicer hereunder, then such successor Servicer shall be entitled to request delivery at the expense of the Servicer of such documents or instruments by the Servicer and to retain such documents or instruments for servicing purposes; provided that the Indenture Trustee or such successor Servicer shall maintain such documents at such offices as may be required by any regulatory body having jurisdiction over such Mortgage Loan.

         Within days of an Assignment Event, the Seller, at its expense, shall with respect to each Mortgage Loan with respect to which the related Mortgaged Property is located in ______, either (a) send or cause to be sent for recording the Assignments of Mortgage in favor of the Indenture Trustee in the appropriate real property or other records (which may be a blanket assignment if permitted by applicable law), or (b) provide to the Indenture Trustee and the Insurer, an Opinion of Counsel in a form reasonably acceptable to the Indenture Trustee and the Insurer, to the effect that, as to any Mortgage Loan with respect to which the related Mortgaged Property is located in such state, recordation of an Assignment of Mortgage in such state is not necessary to transfer title to the related Mortgage Note to the Trust or to pledge to the Indenture Trustee the Trust's rights under such Mortgage Note in respect of which the Mortgaged Property is located in such state. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller, at its own expense, shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Seller shall be required to submit each such Assignment of Mortgage for recording. With respect to any non-recordation state, the Seller may. Any failure of the Seller to comply with this Section shall result in the obligation of the Seller to purchase such Mortgage Loans pursuant to the provisions of Section 2.02 or substitute for the related Mortgage Loans pursuant to the provisions of Section 2.06.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and the other property described above by the Depositor to the Trust, as provided in this Agreement, be, and be construed as, a sale of all of the Depositor's right, title and interest in the Mortgage Loans and the other property described above by the Depositor to the Trust. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and the other property described above by the Depositor to the Trust to secure a debt or other obligation of the Depositor. However, in the event, that notwithstanding the intent of the parties, the Mortgage Loans and the other property described above are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and the other property described above, then, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state; and (b) the Depositor hereby grants to the Trust a security interest in and to all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

                           (I) All accounts, contract rights, general
                  intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, certificated securities and uncertificated securities consisting of, arising from or relating to any of the property described in (A) through (F) below: (A) each Mortgage Loan, including (a) the Mortgage File, including the Mortgage Note and the related Mortgage and
                  (b) its Principal Balance and all collections in respect thereof received after the Cut-Off Date, identified on the Mortgage Loan Schedule, including all Eligible Substitute Mortgage Loans; (B) its rights under the Mortgage Loan Purchase Agreement and the Support Agreement; (C) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (D) its rights under the insurance policies in respect of the Mortgage Loans (including any Insurance Proceeds); (E) amounts on deposit in the Collection Account and the Distribution Account; and (F) all other assets included or to be included in the Trust for the benefit of the Class A Noteholders, the Transferor in respect of the Senior Interest Participation and the Insurer; and

                           (II) All proceeds of the collateral described in (I);

         (b) The possession by the Indenture Trustee or its designee, of Mortgage Files, including the Mortgage Notes and the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the UCC (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof) as in force in the relevant jurisdiction; and notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Indenture Trustee or its designee for the purpose of perfecting such security interest under applicable law. The Seller, the Servicer, the Depositor and the Indenture Trustee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

         (c) The Indenture Trustee agrees to execute and deliver upon delivery to it of the Mortgage Files following an Assignment Event an acknowledgment of receipt of, for each Mortgage Loan, the items required to be delivered by the Seller pursuant to Section 2.01(a) (i) through (vi). The Indenture Trustee
agrees, for the benefit of Class A Noteholders, and the Insurer, within     days
after such delivery, to review the Mortgage Files to ascertain that all required documents set forth in paragraphs (i) through (vi) of Section 2.01(a) have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and that the Mortgage Notes have been endorsed as set forth in Section 2.01(a), and in so doing the Indenture Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such -day period the Indenture Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Indenture Trustee determines that such Mortgage File is otherwise defective in any material respect, the Indenture Trustee shall promptly upon the conclusion of such review notify the Seller, the Depositor and the Insurer, and the Seller shall have a period of days after such notice within which to correct or cure any such defect; provided, however, that if such defect shall not have been corrected or cured within such -day period due primarily to the failure of the related office of real property or other records to return any document constituting a part of a Mortgage File, the Seller shall so notify the Indenture Trustee and the Insurer in writing and the period during which such defect may be corrected or cured shall be extended until such time as any such documents are returned from such related office (in no event, however, will such period extend beyond one (1) year from the date of discovery of such defect); provided that prior to any such extension the Seller shall deliver to the Indenture Trustee a true copy of such document certified by the Seller to be a true and correct copy, the original of which has been transmitted for recordation.

         The Indenture Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Indenture Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Indenture Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

         Section 2.02 Acceptance by Indenture Trustee.

         (a) The Indenture Trustee hereby acknowledges its receipt of the Insurance Policy and the sale and assignment of the Mortgage Loans, and, subject to the review and period for delivery provided for in Section 2.01, the Mortgage Files, and declares that the Indenture Trustee will hold such documents and all amounts received by it under the Indenture in trust, upon the terms herein set forth, for the use and benefit of all present and future Class A Noteholders and the Insurer.

         (b) If the Seller is given notice under Section 2.01(c) and if the Seller does not correct or cure such omission or defect within the -day period specified in Section 2.01(c), the Seller shall purchase such Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan on the Determination Date in the month following the month in which such
  -day period expired at the Purchase Price of such Mortgage Loan or, in the case of a substitution, in accordance with Section 2.06. The Purchase Price and any Substitution Adjustments for the purchased Mortgage Loan shall be deposited in the Collection Account on the Determination Date immediately following such
  -day period; provided that the Indenture Trustee shall remit to the Depositor or the Insurer, as applicable, the portion of the amount, if any, of the Purchase Price referred to in clause (iv) of the definition thereof to the extent such amount is incurred by or imposed on the Depositor or the Insurer and, upon receipt by the Indenture Trustee of written notification of such deposit signed by an officer of the Seller, the Indenture Trustee shall release to the Seller the related Mortgage File and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, prepared by and at the expense of the Seller, in each case without recourse, representation or warranty as shall be necessary to vest in the Seller or its designee any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Seller to purchase any Mortgage Loan or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Seller respecting such defect or omission available to the Insurer, the Noteholders, the Indenture Trustee, the Owner Trustee or the Transferor.

         The Servicer, promptly following the transfer of (i) a Defective Mortgage Loan from or (ii) an Eligible Substitute Mortgage Loan to the Trust pursuant to this Section and Section 2.06, as the case may be, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Mortgage Loan, if applicable.

         Section 2.03 Representations and Warranties Regarding the Seller and the Servicer. The Seller and Servicer each represent and warrant each as to itself that, as of the Closing Date:

                  (i) Each of the Seller and the Servicer is a national banking association, validly existing and in good standing under the laws of the United States and has the power and authority to own its assets and to transact the business in which it is currently engaged. Each of the Seller and the Servicer is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) its performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans or (d) the ability to foreclose on the related Mortgaged Properties;

                  (ii) Each of the Seller and the Servicer has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                  (iii) Each of the Seller and the Servicer holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                  (iv) The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or the Servicer or any of its properties or any provision of its Articles of Incorporation or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

                  (v) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller or the Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading;

                  (vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller's and the Servicer's business;

                  (vii) Neither the Seller nor the Servicer is insolvent, nor will the Seller or the Servicer be made insolvent by the transfer of the Mortgage Loans, nor is the Seller or the Servicer aware of any pending insolvency;

                  (viii) [Reserved]

                  (ix) There are no actions or proceedings against, or investigations of it, pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit the Seller or the Servicer from entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the Seller's and the Servicer's performance of any of their respective obligations under, or the validity or enforceability of, this Agreement;

                  (x) The Servicer represents and warrants that the collection practices used by the Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the home equity mortgage servicing business;

                  (xi) The Servicer represents and warrants that it believes that the Servicing Fee Rate provides a reasonable level of base compensation to the Servicer for servicing the Mortgage Loans on the terms set forth herein;

                  (xii) The Seller represents and warrants that it did not sell the Mortgage Loans to the Depositor as Purchaser under the Mortgage Loan Purchase Agreement with any intent to hinder, delay or defraud any of its creditors; and the Seller will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Depositor as Purchaser under the Mortgage Loan Purchase Agreement;

                  (xiii) The Seller represents and warrants that it acquired title to the Mortgage Loans in good faith, without notice of any adverse claim; and

                  (xiv) The Seller represents and warrants that the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to the Mortgage Loan Purchase Agreement and this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

         (b) The representations and warranties set forth in this Section 2.03 shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Indenture Trustee, the Class A Noteholders or the Insurer, the Person discovering such breach shall give prompt written notice to the other parties and to the Insurer. Within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Indenture Trustee and the Insurer, such longer period specified in such consent, the Seller or the Servicer, as appropriate, shall cure such breach in all material respects.

         Section 2.04 Representations and Warranties of the Seller Regarding the Mortgage Loans. (a) The Seller hereby represents and warrants to the Trust, Indenture Trustee, on behalf of the Class A Noteholders and the Insurer as follows as of the Closing Date, unless otherwise specifically set forth herein:

                  (i) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the Cut-Off Date;

                  (ii) As of the Closing Date, for each Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein;

                  (iii) Each Mortgaged Property is improved by a residential dwelling, which does not include cooperatives or mobile homes and does not constitute other than real property under state law;

                  (iv) Each Mortgage Loan is being serviced by the Servicer or one or more Subservicers;

                  (v) Each Mortgage Loan is a [closed-end] [revolving] home equity loan and all amounts due under the related Mortgage Note have been advanced. Each Mortgage Note provides for Monthly Payments which, if timely paid on the Due Date therefor, are sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date;

                  (vi) The Mortgage Note related to each Mortgage Loan bears a [fixed] [variable] Loan Rate and there is only one original of each Mortgage Note;

                  (vii) [Reserved]

                  (viii) Each Mortgage is a valid and subsisting first, second or third lien of record on the Mortgaged Property subject, in the case of any second or third Mortgage Loan, only to a First Lien or to a First Lien and a Second Lien respectively on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                  (ix) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfer and assignment herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan to the Purchaser (or its assignee) and the Purchaser (or its assignee) will hold good, and equitable title, to, and be the sole owner of, each Mortgage Loan subject to no Liens;

                  (x) None of the Mortgage Loans was or more days delinquent as of the Cut-Off Date;

                  (xi) [Reserved]

                  (xii) No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xiii) There is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal or coordinate with, the lien of the related Mortgage, and no rights are outstanding that under law could give rise to such a lien except those which are insured against by the title insurance policy referred to in paragraph (xv) below;

                  (xiv) Each Mortgage Loan at the time it was made complied with, and each Mortgage Loan at all times was serviced in compliance with, in each case, in all material respects, applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending and disclosure laws;

                  (xv) With respect to each Mortgage Loan, either (a) a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the Seller and its successor's and assignees' interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage, subject only to the exceptions of the character referred to in paragraph (viii) above, was valid and in full force and effect on the date of the origination of such Mortgage Loan or (b) an attorney's opinion of title was prepared in connection with the origination of such Mortgage Loan;

                  (xvi) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 3.04 and 3.05;

                  (xvii) A flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 3.04 or 3.05, if and to the extent required by Sections 3.04 or 3.05;

                  (xviii) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan and the Mortgagee had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed. The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage in an individual capacity, and not in the capacity of a trustee or otherwise;

                  (xix) The Seller has directed the Servicer to perform any and all acts required to be performed to preserve the rights and remedies of the Indenture Trustee in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Indenture Trustee;

                  (xx)    As of the Cut-Off Date, no more than [    ]% of the
         Mortgage Loans (by the Cut-Off Date Pool Principal Balance) are secured by Mortgaged Properties located within any single zip code area. As of
         the Cut-Off Date, at least [    ]% of the Cut-Off Date Pool Principal
         Balance is secured by Mortgaged Properties that are owner-occupied residences, based on representations by the related Mortgagors;

                  (xxi) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Trust, the Indenture Trustee on behalf of the Class A Noteholders, and the Insurer and which has been or will be delivered to the Indenture Trustee. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule and was approved, if required, by the related primary mortgage guaranty insurer, if any. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or are in the process of being recorded;

                  (xxii) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part;

                  (xxiii) Other than delinquencies as described in paragraph (x) above, there are no defaults in complying with the terms of the Mortgage.

                  (xxiv) There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring;

                  (xxv) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                  (xxvi) To the best of the Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

                  (xxvii) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

                  (xxviii) Each Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                  (xxix) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994;

                  (xxx) There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Mortgagor;

                  (xxxi) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trust, the Indenture Trustee or the Class A Noteholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (xxxii) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                  (xxxiii) The related First Lien, if any, requires equal monthly payments, unless such First Lien bears an adjustable interest rate, the monthly payments for the related First Lien may be adjusted no more frequently than monthly;

                  (xxxiv) Either (i) no consent for the Mortgage Loan is required by the holder of the related First Lien or (ii) such consent has been obtained and is contained in the Mortgage File;

                  (xxxv) To the best of the Seller's knowledge, no Mortgaged Property was, as of the Cut-Off Date, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste;

                  (xxxvi) No Mortgage Loan provides for negative amortization;

                  (xxxvii) All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee, servicer or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

                  (xxxviii)The Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

                  (xxxix) Except as set forth in clause (x) above, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

                  (xl) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                  (xli) All of the Mortgage Loans were originated in accordance with the underwriting criteria set forth in the Prospectus Supplement;

                  (xlii) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform in all material respects to the description thereof set forth in the Prospectus Supplement; each Mortgage Note and Mortgage is in substantially one of the forms attached as Exhibit H and Exhibit I hereto;

                  (xliii) The Mortgage Loans were not selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust or the Insurer;

                  (xliv) Each hazard insurance policy required to be maintained under Section 3.04 with respect to the Mortgage Loan is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect;

                  (xlv) As of the Cut-Off Date, no Mortgage Loan had a Combined
         Loan-to-Value Ratio at the time of origination of more than [    ]%;

                  (xlvi) As of the Cut-Off Date, no more than [    ]% of the
         Mortgage Loans (by Cut-Off Date Pool Principal Balance), are secured by Mortgaged Properties that are non-owner occupied properties. The Mortgaged Property is lawfully occupied under applicable law;

                  (xlvii) [Reserved]

                  (xlviii) As of the Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured;

                  (xlix) None of the Mortgage Loans are subject to a bankruptcy proceeding; and

                  (l) Each of the documents and instruments included in a Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans similar to the Mortgage Loans.

         With respect to the representations and warranties set forth in this Section that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Owner Trustee, the Servicer, the Insurer or the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and with respect to any breach of such representation or warranty or of any other representation or warranty, the Seller shall cure, repurchase or substitute in accordance with this Agreement.

         It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Indenture Trustee and the termination of the rights and obligations of the Servicer pursuant to Section 6.04 or 7.01 herein. Upon discovery by the Depositor, the Seller, the Servicer, the Insurer, the Indenture Trustee or the Owner Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the Seller as to the facts stated therein, which materially and adversely affects the value of the related Mortgage Loan or the interests of the Trust, the Class A Noteholders, the Transferor in respect of the Senior Interest Participation or the Insurer in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Insurer. Within days of its discovery or its receipt of notice of breach, the Seller shall use all reasonable efforts to cure such breach in all material respects and if such breach is not cured by the end of such -day period, the Seller shall purchase such Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan, as provided in Section 2.06 below, for such Mortgage Loan. Any such purchase by the Seller shall be at the Purchase Price and in each case shall be accomplished in the manner set forth in Section 2.02 herein. It is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such breach available to Class A Noteholders, the Senior Interest Participation, the Owner Trustee, the Insurer and the Indenture Trustee on behalf of Class A Noteholders and the Transferor in respect of the Ownership Interest.

         Section 2.05 Representations and Warranties of the Depositor. The Depositor represents and warrants to the Trust and the Indenture Trustee on behalf of the Class A Noteholders and the Insurer as follows:

                  (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii) Immediately prior to the transfer by the Depositor to the Trust of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trust;

                  (iv) The Depositor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors; and

                  (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted.

         Section 2.06 Substitution of Mortgage Loans. (a) On a Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase a Mortgage Loan under Section 2.02 or 2.04, the Seller may deliver to the Indenture Trustee one or more Eligible Substitute Mortgage Loans in substitution for any one or more of the Defective Mortgage Loans which the Seller would otherwise be required to repurchase pursuant to Sections 2.02 or 2.04. In connection with any such substitution, the Seller shall calculate the Substitution Adjustment, if any, and shall deposit such amount to the Collection Account by 12:00 p.m. New York City time on the third Business Day prior to the Payment Date in the month succeeding the calendar month in which the related cure period expired.

         (b) The Seller shall notify the Servicer, the Insurer and the Indenture Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase such Mortgage Loan pursuant to Section 2.02 or 2.04 of its intention to effect a substitution under this Section 2.06. On such Determination Date (the "Substitution Date"), the Seller shall deliver to the Insurer and the Indenture Trustee (1) the Eligible Substitute Mortgage Loans to be substituted for the Defective Mortgage Loans, (2) a list of the Defective Mortgage Loans to be substituted for by such Eligible Substitute Mortgage Loans,
(3) an Officer's Certificate (A) stating that no Event of Servicing Termination shall have occurred and be continuing, (B) stating that the aggregate Principal Balance of all Eligible Substitute Mortgage Loans (determined with respect to each Eligible Substitute Mortgage Loan as of the Determination Date on which it was substituted) including the principal balance of Eligible Substitute Mortgage Loans being substituted on such Determination Date does not exceed an amount equal to % of the Cut-Off Date Pool Principal Balance, (C) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and attaching as an exhibit a supplemental Mortgage Loan schedule (the "Supplemental Mortgage Loan Schedule") setting forth the same type of information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and (D) confirming that the representations and warranties contained in Section 2.04 are true and correct in all material respects with respect to the Eligible Substitute Mortgage Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Sections 2.02, 2.04 and this Section
2.06 and (4) a certificate stating that cash in the amount of the related Substitution Adjustment, if any, has been deposited to the Collection Account; provided that the Indenture Trustee shall remit to the Depositor or the Insurer, as applicable, the portion of the amount, if any, of the Substitution Adjustment referred to in clause (d) of the definition thereof to the extent such amount is incurred by or imposed on the Depositor or the Insurer. Upon receipt of the foregoing, the Indenture Trustee shall release such Defective Mortgage Loans to the Seller without recourse, representation or warranty.

         (c) Concurrently with the satisfaction of the conditions set forth in Sections 2.06(a) and (b) above and the transfer of such Eligible Substitute Mortgage Loans to the Indenture Trustee on behalf of the Trust pursuant to
Section 2.06(a), Exhibit A to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Eligible Substitute Mortgage Loans and to include the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Eligible Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Eligible Substitute Mortgage Loans and be deemed to be made on or after the related substitution date, as the case may be, as to such Eligible Substitute Mortgage Loans.

         (d) As to any Eligible Substitute Mortgage Loan or Loans, the Seller shall cause to be delivered to the Indenture Trustee with respect to such Eligible Substitute Mortgage Loan or Loans such documents and agreements as are required to be held by the Indenture Trustee in accordance with Section 2.01. For any Due Period during which the Seller purchases one or more Defective Mortgage Loans, the Servicer shall determine the amount that shall be deposited by the Seller in the Collection Account at the time of substitution. Any amounts received in respect of the Eligible Substitute Mortgage Loan or Loans during the Due Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust and shall not be deposited by the Servicer in the Collection Account. All amounts received by the Servicer during the Due Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Indenture Trustee shall be deposited by the Servicer in the Collection Account. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 2.04. The procedures applied by the Seller in selecting each Eligible Substitute Mortgage Loan shall not be materially adverse to the interests of the Indenture Trustee, the Class A Noteholders, the Transferor in respect of the Senior Interest Participation or the Insurer.

         Section 2.07 Tax Treatment. It is the intention of the Seller and the Class A Noteholders that the Class A Notes will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The terms of this Agreement shall be interpreted to further the intent of the parties hereto. The Seller, the Indenture Trustee and each Class A Noteholder (or Class A Note Owner) by acceptance of its Class A Note (or, in the case of a Class A Note Owner, by virtue of such Class A Note Owner's acquisition of a beneficial interest therein) agrees to treat the Class A Note (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness secured by the Trust Estate and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Class A Noteholder agrees that it will cause any Class A Note Owner acquiring an interest in a Class A Note through it to comply with this Agreement as to treatment of the Class A Notes as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Indenture Trustee will prepare and file all tax reports required hereunder on behalf of the Trust.


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
                                  ARTICLE III.

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 3.01 The Servicer.

         (a) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which (i) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement, (ii) (x) has been designated an approved Seller-Servicer by the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association ("FNMA") for first and second mortgage loans or (y) is an affiliate of the Servicer or (z) is otherwise approved by the Insurer. The Servicer shall give written notice to the Insurer, and the Indenture Trustee prior to the appointment of any Subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement and shall be in form and substance acceptable to the Insurer and the Indenture Trustee. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

         (b) Notwithstanding any Subservicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         (c) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Indenture Trustee, the Owner Trustee and Class A Noteholders and the Transferor in respect of the Ownership Interest shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.01(d) herein. The Servicer shall be solely liable for all fees owed by it to any Subservicer irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         (d) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Servicing Termination), the Indenture Trustee or its designee approved by the Insurer shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Indenture Trustee or designee approved by the Insurer elects to terminate any Subservicing Agreement in accordance with the terms of such Subservicing Agreement. Each Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Insurer or the Indenture Trustee in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Servicing Termination). In no event shall any Subservicing Agreement require the Insurer or the Indenture Trustee as Successor Servicer to pay compensation to a Subservicer or order the termination of such Subservicer. Any fee payable or expense incurred in connection with such a termination will be payable by the outgoing Servicer. If the Indenture Trustee does not terminate a Subservicing Agreement, the Indenture Trustee, its designee or the successor servicer for the Indenture Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements with regard to events that occurred prior to the date the Servicer ceased to be the Servicer hereunder. The Servicer, at its expense and without right of reimbursement therefor, shall, upon the request of the Indenture Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

         (e) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Class A Noteholders, the Transferor in respect of the Ownership Interest and the Insurer. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of distributions to Class A Noteholders, be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Indenture Trustee and each Class A Noteholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer and requested in writing, the Indenture Trustee shall furnish the Servicer and, if directed by the Servicer, any Subservicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer and any such Subservicer to carry out its servicing and administrative duties under this Agreement.

         Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans similar to the Mortgage Loans and giving due consideration to the Insurer's and the Trust's reliance on the Servicer.

         (f) On and after such time as the Indenture Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to
Section 6.04 herein, after receipt by the Indenture Trustee and the Insurer of the Opinion of Counsel required pursuant to Section 6.04, the Indenture Trustee, if it so elects, and with the consent of the Insurer, shall assume all of the rights and obligations of the Servicer, subject to Section 7.02 herein. The Servicer shall, upon request of the Indenture Trustee, but at the expense of the Servicer, deliver to the Indenture Trustee, all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

         (g) The Servicer shall deliver a list of Servicing Officers to the Indenture Trustee and the Insurer on or before the Closing Date and shall revise such list from time to time, as appropriate, and shall deliver all revisions promptly to the Indenture Trustee and the Insurer.

         (h) Consistent with the terms of this Agreement, the Servicer may consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property; provided that such senior lien secures a mortgage loan that refinances a First Lien and the combined loan-to-value ratio of the related Mortgage Loan immediately following the refinancing (based on the outstanding principal balance of the Mortgage Loan and the original principal balance of such refinanced mortgage loan) is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of date such Mortgage Loan was originated.

         Section 3.02 Collection of Certain Mortgage Loan Payments.

         (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any prepayment penalty or late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Servicer's policies with respect to the mortgage loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the monthly information delivered by the Servicer to the Indenture Trustee pursuant to Section 5.03 herein.

         (b) The Servicer shall establish and maintain with [indenture trustee], a separate trust account (the "Collection Account") entitled "[ ], as Indenture Trustee, in trust for the registered holders of [ ] Home Equity Loan Asset-Backed Notes and as Paying Agent for the Transferor in respect of the Ownership Interest, as their interests may appear, Series 200_-_ Collection Account." The Collection Account shall be an Eligible Account. The Servicer shall on the

Closing Date deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received after the Cut-Off Date and prior to the Closing Date, and thereafter, subject to Section 3.02(d), deposit within two Business Days following receipt thereof, the following payments and collections received or made by it (without duplication) to the Collection Account:

                  (i) all payments received after the Cut-Off Date on account of principal on the Mortgage Loans and all Principal Prepayments and Curtailments collected after the Cut-Off Date;

                  (ii) all payments received after the Cut-Off Date on account of interest on the Mortgage Loans;

                  (iii) all Net Liquidation Proceeds net of related Foreclosure Profits;

                  (iv) all Insurance Proceeds;

                  (v) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.02, 2.04 and 2.06;

                  (vi) all Released Mortgaged Property Proceeds; and

                  (vii) any amount required to be deposited therein pursuant to Sections 3.02(c), 3.05, 3.07, 3.16, 3.20, 5.06(e) and 5.07 herein;

provided, however, that with respect to each Due Period, the Servicer shall be permitted to retain (x) from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Due Period and (y) from payments from Mortgagors, Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds, any unreimbursed Servicing Advances and Monthly Advances related thereto. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors or amounts received by the Servicer for the accounts of Mortgagors for application toward the payment of taxes, insurance premiums, assessments and similar items.

         (c) All funds in the Collection Account shall be held (i) uninvested or
(ii) invested at the direction of the Servicer in Eligible Investments. Any investments of funds in the Collection Account shall mature or be withdrawable at par on or prior to three Business Days preceding the immediately succeeding Payment Date. Any investment earnings on funds held in the Collection Account shall be for the account of the Servicer and may be withdrawn from the Collection Account by the Servicer at any time. Any investment losses on funds held in the Collection Account shall be for such account of the Servicer and promptly upon the realization of such loss shall be contributed by the Servicer to the Collection Account. Any references herein to amounts on deposit in the Collection Account shall refer to amounts net of such investment earnings.

         (d) Notwithstanding anything contained in Section 3.02(b) to the contrary, the Servicer shall be permitted to remit the collections specified in
Section 3.02(b), net of any amount permitted to be retained by the Servicer as set forth in the proviso to such Section, to the Collection Account in immediately available funds no later than 12:00 p.m. New York City time on the second Business Day prior to each Payment Date but only for so long as (a) (i) the Servicer shall be[ ], (ii) [ ] has a rating with respect to short-term deposit obligations of at least "A-1" by S&P and "P-1" by Moody's, and (iii) no Event of Servicing Termination shall have occurred and be continuing.

         If the Servicer shall fail to make the deposit pursuant to this Section 3.02(d), the Indenture Trustee shall immediately notify, but in any event no later than 12:00 p.m. New York City time on the third Business Day prior to the Payment Date, by facsimile or telephone, [ ] and the Insurer of such failure by the Servicer.

         Section 3.03 Withdrawals from the Collection Account. The Indenture Trustee shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

                  (i) on each Payment Date, to deposit the portion of the Available Funds then in the Collection Account to the Distribution Account;

                  (ii) to reimburse the Servicer for any accrued and unpaid Servicing Fees and for unreimbursed Monthly Advances and Servicing Advances. The Servicer's right to reimbursement for such unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such reimbursed amounts are owed. The Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on the related Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on related Mortgage Loans;

                  (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                  (iv) subject to Section 5.06 hereof, to make investments in Eligible Investments and to pay to the Servicer interest earned in respect of Eligible Investments or on funds deposited in the Collection Account;

                  (v) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein or were deposited therein in error and to pay such funds to the appropriate Person;

                  (vi) to pay the Servicer the servicing compensation for the related Due Period that it is entitled to receive pursuant to Section
         3.09 herein to the extent not retained or paid pursuant to Section 3.02(b) or Section 3.02(d) hereof;

                  (vii) to reimburse the Servicer for Nonrecoverable Advances that are not, with respect to the aggregate Servicing Advances on any single Mortgage Loan or REO Property, in excess of the Principal Balance thereof;

                  (viii) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to Section 3.07 to the extent not advanced by the Servicer; and

                  (ix) to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the Transferor.

         Section 3.04 Maintenance of Hazard Insurance; Property Protection Expenses. The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance naming the Servicer or its designee as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement lost basis. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure, or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Servicing Advances to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in an area identified in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance to the extent such flood insurance is available and the Servicer has determined such insurance to be necessary in accordance with accepted mortgage servicing practices of prudent lending institutions. All such flood insurance shall be in amounts not less than the lesser of (A) the amount in clause (i) above, (B) the amount in clause (ii) above and (C) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         Section 3.05 Maintenance of Mortgage Impairment Insurance Policy. In the event that the Servicer shall obtain and maintain a blanket insurance policy consistent with prudent industry standards, insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such insurance policy names the Servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage

Loans without coinsurance, and otherwise complies with the requirements of
Section 3.04, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 3.04, it being understood and agreed that such blanket insurance policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property an insurance policy complying with Section 3.04, and there shall have been a loss which would have been covered by such insurance policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under an insurance policy complying with Section 3.04 and the amount paid under such blanket insurance policy. Upon the request of the Insurer or the Indenture Trustee, the Servicer shall cause to be delivered to the Insurer or the Indenture Trustee, as the case may be, a certified true copy of such insurance policy. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee, the Insurer and the Trust, claims under any such insurance policy in a timely fashion in accordance with the terms of such insurance policy.

         Section 3.06 [Reserved]

         Section 3.07 Management and Realization Upon Defaulted Mortgage Loans. The Servicer shall manage, conserve, protect and operate each REO Property for the Trust solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Insurer and the Trust.

         The Servicer shall cause to be deposited, within the time period specified in Section 3.02(b) or 3.02(d), as applicable, in the Collection Account, all revenues received with respect to the related REO Property and shall retain, or cause the Indenture Trustee to withdraw therefrom, funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

         The disposition of REO Property shall be carried out by the Servicer for cash at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Trust and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of sale of the REO Property shall be promptly deposited in the Collection Account, pursuant to Section 3.02(b) or 3.02(d), as applicable, net of Foreclosure Profits and of any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Servicer in accordance with Section 3.03, for distribution to the Class A Noteholders and the Transferor in respect of the Senior Interest Participation in accordance with Section 5.01 herein.

         The Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default either when no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01, subject to the provisions contained in the second succeeding paragraph of this Section 3.07.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee or its nominee on behalf of the Trust and the Insurer.

         If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site with environmental or hazardous waste risks, the Servicer will notify the Insurer prior to acquiring the Mortgaged Property and shall not take any action without prior written approval of the Insurer.

         On each Payment Date, the Servicer shall provide to the Insurer the Liquidation Report with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the preceding Due Period.

         Section 3.08 Indenture Trustee to Cooperate. Upon any principal prepayment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01(e), if the related Assignment of Mortgage has been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Indenture Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a Request for Release, in the form attached hereto as Exhibit J, signed by a Servicing Officer, release the related Mortgage File to the Servicer, and the Indenture Trustee shall execute such documents, at the expense of and in the forms provided by the Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such Request for Release shall obligate the Servicer to return the Mortgage File to the Indenture Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, a copy of the Request for Release shall be released by the Indenture Trustee to the Servicer.

         In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions hereof, the Indenture Trustee shall, if so requested in writing by the Servicer execute an appropriate assignment in the form provided to the Indenture Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only) and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Indenture Trustee and return it to the place where the related Mortgage File was being maintained.

         Section 3.09 Servicing Compensation; Payment of Certain Expenses by Servicer. Subject to Section 5.07 herein the Servicer shall be entitled to retain the Servicing Fee in accordance with Section 3.02 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of prepayment penalties or late payment charges or other receipts not required to be deposited in the Collection Account, including, without limitation, Foreclosure Profits and, subject to
Section 3.02(b) above, investment income on the Collection Account or the Distribution Account shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Trust) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 3.10 Annual Statement as to Compliance.

         (a) The Servicer will deliver to the Indenture Trustee, the Insurer, the Depositor and the Rating Agencies, on or before the last day of the fifth month following the end of the Servicer's fiscal year, beginning in 200_, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such fiscal year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Servicer shall promptly notify the Insurer, the Seller, the Indenture Trustee and the Rating Agencies in writing upon any change in the basis on which its fiscal year is determined.

         (b) The Servicer shall deliver to the Indenture Trustee, the Insurer, the Depositor, the Seller and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which, with the giving of notice or the lapse of time or both, would become an Event of Servicing Termination.

         Section 3.11 Annual Servicing Report. On or before the last day of the fifth month following the end of the Servicer's fiscal year, beginning in [ ], the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Depositor, the Trust and the Insurer to furnish a letter or letters to the Insurer, the Seller, the Indenture Trustee, the Depositor, the Trust and the Rating Agencies to the effect that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto. In the event such firm requires the Indenture Trustee or the Trust to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee or the Trust in writing to so agree; it being understood and agreed that the Indenture Trustee or the Trust will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee or the Trust will make no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         Section 3.12 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide to the Indenture Trustee, the Insurer, Class A Noteholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this
Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

         Section 3.13 [Reserved]

         Section 3.14 Reports to the Securities and Exchange Commission. The Indenture Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Indenture Trustee, each of the Depositor, the Seller and the Servicer shall cooperate with the Indenture Trustee in the preparation of any such report and shall provide to the Indenture Trustee in a timely manner all such information or documentation within their control as the Indenture Trustee may reasonably request in connection with the performance of its duties and obligations under this Section 3.14.

         Section 3.15 Reports of Foreclosures and Abandonments of Mortgaged Properties, Returns Relating to Mortgage Interest Received from Individuals and Returns Relating to Cancellation of Indebtedness. The Servicer shall make reports of foreclosures and abandonments of any Mortgaged Property for each year beginning in [ ]. The Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Indenture Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

         Section 3.16 Advances by the Servicer. (a) Not later than 12:00 p.m. New York City time on the second Business Day prior to each Payment Date, the Servicer shall remit to the Indenture Trustee for deposit in the Distribution Account an amount to be distributed on such Payment Date pursuant to Section
5.01 herein, equal to the interest due on each Mortgage Loan through the related Due Date for such Mortgage Loan, but not received by the Servicer as of the close of business on the last day of the related Due Period (net of the Servicing Fee); such amount being defined herein as the "Monthly Advance." The Servicer may fund all or a portion of the Monthly Advance with respect to the Mortgage Loans by instructing the Indenture Trustee on such Determination Date to use funds deposited in the Collection Account which are not part of Available Funds for the related Payment Date; provided that if such funds are so used the Servicer shall replace such funds on or before any subsequent Determination Date on which such funds are required to be part of the Available Funds.

         (b) Notwithstanding anything herein to the contrary, no Servicing Advance or Monthly Advance shall be required to be made hereunder if the Servicer determines, and provides the Indenture Trustee with a Servicing Certificate to the effect, that such Servicing Advance or Monthly Advance would, if made, constitute a Nonrecoverable Advance.

         Section 3.17 [Reserved]

         Section 3.18 Assumption Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person shall become liable under the Mortgage Note and, unless prohibited by applicable law, the Mortgagor shall remain liable thereon. The Servicer, in accordance with accepted mortgage loan servicing standards for mortgage loans similar to the Mortgage Loans, is also authorized to enter into a substitution of liability whereby such person is substituted as mortgagor and becomes liable under the Mortgage Note. The Servicer shall notify the Indenture Trustee and the Insurer in writing that any such substitution or assumption agreement has been completed, and forward to the Indenture Trustee the original of such substitution or assumption agreement, which original shall be added by the Indenture Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 3.18, the Servicer shall not change the Loan Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 3.19 Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Servicer shall not be required to maintain records relating to payment of taxes or insurance (including hazard insurance).

         Section 3.20 Optional Purchase of Defaulted Mortgage Loans. The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Indenture Trustee and the Insurer) to purchase for its own account from the Trust any Mortgage Loan which is 90 days or more delinquent in the manner and at the price specified in Section 2.02. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account pursuant to Section 3.02(b) or 3.02(d), as applicable, provided that the Indenture Trustee shall remit to the Depositor or the Insurer, as applicable, the portion of the amount, if any, of the Purchase Price referred to in clause (iv) of the definition thereof to the extent such amount is incurred by or imposed on the Depositor or the Insurer. The Indenture Trustee, upon receipt of such deposit, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trust's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Indenture Trustee, the Insurer or the Noteholders or the holders of the Senior Interest Participation with respect thereto.

         Notwithstanding the foregoing, unless the Insurer consents, the Servicer may only exercise its option pursuant to this Section 3.20 with respect to the Mortgage Loan or Mortgage Loans that have been delinquent for the longest period at the time of such repurchase. Any request by the Servicer to the Insurer for consent to repurchase Mortgage Loans that are not the most delinquent shall be accompanied by a description of the Mortgage Loans that have been delinquent longer than the Mortgage Loan or Mortgage Loans which the Servicer proposes to repurchase.



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
                                   ARTICLE IV.

                                     INSURER

         Section 4.01 Claims upon the Insurance Policy. (a) As soon as possible, and in no event later than 10:00 a.m. New York City time on the second Business Day immediately preceding the Payment Date, the Indenture Trustee shall furnish the Insurer, the Fiscal Agent and the Servicer with a completed notice in the form set forth as Exhibit A to the Insurance Policy (the "Notice for Payment") in the event that the Insured Payment for such Payment Date is equal to an amount greater than zero. The Notice for Payment shall specify the amount of Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Insurance Policy. Upon receipt of an Insured Payment on behalf of the Holders of the Class A Notes under the Insurance Policy, the Indenture Trustee shall deposit such Insured Payment in the Distribution Account and shall distribute such Insured Payments pursuant to Section 5.01.

         (b) The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of the Class A Notes from moneys received under the Insurance Policy. The Insurer shall have the right to inspect such records at reasonable times during normal business hours upon four Business Day's prior written notice to the Indenture Trustee.

         (c) If a payment to the Class A Noteholders which is guaranteed pursuant to the Insurance Policy is voided (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding (as defined in the Insurance Policy), and, as a result of such a Preference Event, the Indenture Trustee is required to return such voided payment, or any portion of such voided payment, made in respect of the Class A Notes (an "Avoided Payment"), the Indenture Trustee shall furnish to the Insurer
(w) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Indenture Trustee is required to return any such payment or portion thereof during the term of the Insurance Policy because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (x) an Opinion of Counsel satisfactory to the Insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the Insurer, irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee relating to or arising under such Avoided Payment and (z) a Notice for Payment appropriately completed and executed by the Indenture Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Indenture Trustee directly (unless a Class A Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order in which case such payment shall be disbursed to the Beneficiary for distribution to such Class A Noteholder upon proof of such payment reasonably satisfactory to Insurer). The Indenture Trustee is not permitted to make a claim on the Trust or on any Class A Noteholder for payments made to any Class A Noteholder which are characterized as preference payments by any bankruptcy court having jurisdiction over any bankrupt Mortgagor unless ordered to do so by such bankruptcy court.

         (d) Any amounts received by the Indenture Trustee pursuant to the Insurance Policy in respect of the Class A Notes shall be deposited to the Distribution Account.

         Section 4.02 Effect of Payments by the Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Notes which are made with moneys received pursuant to the terms of the Insurance Policy shall not be considered payment of such Class A Notes, as applicable, from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Class A Notes, as applicable, within the meaning of Section 5.01 herein. The Seller, the Servicer and the Indenture Trustee acknowledge, and each Holder by its acceptance of a Class A Note agrees, that without the need for any further action on the part of the Insurer, the Seller, the Servicer, the Indenture Trustee or the Note Registrar (a) to the extent the Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Notes to the Holders of such Class A Notes, the Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest, as applicable, from the Trust and (b) the Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

         The Indenture Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Insurer for action to preserve or enforce the Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders of the Class A Notes as otherwise set forth herein.

         Section 4.03 [Reserved]

         Section 4.04 [Reserved]

         Section 4.05 Replacement Insurance Policy. In the event of a default by the Insurer under the Insurance Policy or if the claims paying ability rating of the Insurer is downgraded and such downgrade results in a downgrading of the then current rating of the Class A Notes (in each case, a "Replacement Event"), the Seller may, in accordance with and upon satisfaction of the conditions set forth in the Insurance Policy and the Insurance and Reimbursement Agreement and payment in full of all amounts owed to the Insurer, but shall not be required to, substitute a new insurance policy or insurance policies for the existing Insurance Policy, or may arrange for any other form of credit enhancement; provided, however, that in each case the Class A Notes shall be rated no lower than the rating assigned by each Rating Agency to the Class A Notes immediately prior to such Replacement Event. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Indenture Trustee (i) a legal opinion, acceptable in form and substance to the Indenture Trustee, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee may require and (ii) an Opinion of Counsel to the effect that such substitution would not have a materially adverse tax effect on the Trust. Upon receipt of the items referred to above and the taking of physical possession of the new credit enhancement, the Indenture Trustee shall, within five Business Days following receipt of such items and such taking of physical possession, deliver the replaced Insurance Policy to the Insurer.

                                   ARTICLE V.

                    PRIORITY OF DISTRIBUTIONS; STATEMENTS TO
                       NOTEHOLDERS; RIGHTS OF NOTEHOLDERS

         Section 5.01 Distributions.

         (a) Distributions of Interest and Principal Proceeds. Pursuant to
Section 5.4(b) of the Indenture, on each Payment Date, the Indenture Trustee, with respect to the Class A Notes, and the Paying Agent, with respect to the Ownership Interest, shall distribute out of the Distribution Account, to the extent of Available Funds (except that amounts paid under the Insurance Policy shall only be available for distribution to Class A Noteholders), the following amounts and in the following order of priority to the following Persons (based on the information set forth in the Servicing Certificate):

                  (i) to the Indenture Trustee, the Indenture Trustee Fee for such Payment Date, to the Owner Trustee, the Owner Trustee Fee for such Payment Date, and to the Insurer, the Premium Amount;

                  (ii) to the holders of the Class A Notes, an amount equal to the Interest Distribution for the Class A Notes for such Payment Date;

                  (iii) to the holders of the Class A Notes, the Class A Principal Distribution for such Payment Date (other than the portion constituting Distributable Excess Spread);

                  (iv) to the Insurer, the amount owing to the Insurer under the Insurance Agreement for reimbursement for prior draws made on the Insurance Policy;

                  (v) to the holders of the Class A Notes, to the extent of Available Funds remaining, the Distributable Excess Spread for such Payment Date;

                  (vi) to the Servicer, the amount of any accrued and unpaid Servicing Fee;

                  (vii) to the Servicer, the amount of Nonrecoverable Advances not previously reimbursed and any amounts payable to the Servicer pursuant to Section 7.03;

                  (viii) to the Insurer, any other amounts owing to the Insurer under the Insurance Agreement; and

                  (ix) to the Transferor in respect of the Ownership Interest, the balance.

         (b) Method of Distribution. The Indenture Trustee shall make distributions in respect of a Payment Date to each Class A Noteholder of record on the related Record Date (other than as provided in Section 8.01 respecting the final distribution) by check or money order mailed to such Class A Noteholder at the address appearing in the Note Register, or upon written request by a Class A Noteholder delivered to the Indenture Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Class A Noteholder is the Depository or such Class A Noteholder owns of record one or more Class A Notes having principal denominations aggregating at least $[1,000,000]), or by such other means of payment as such Class A Noteholder and the Indenture Trustee shall agree. Distributions among Class A Noteholders shall be made in proportion to the Percentage Interests evidenced by the Class A Notes held by such Class A Noteholders. The Indenture Trustee, acting in its capacity as Paying Agent, shall make distributions in respect of a Payment Date to the Transferor of record on the related Record Date, in respect of the Senior Interest Participation by wire transfer or by such other means of payment as the Transferor and the Paying Agent shall agree.

         (c) Distributions on Book-Entry Notes. Each distribution with respect to a Book-Entry Note shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Class A Note Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Class A Note Owners that it represents. All such credits and disbursements with respect to a Book-Entry Note are to be made by the Depository and the Depository Participants in accordance with the provisions of the Class A Notes. None of the Indenture Trustee, the Paying Agent, the Note Registrar, the Seller, the Insurer, the Trust or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

         Section 5.02 Calculation of the Class A Note Rate. With respect to the Class A Notes, on the second LIBOR Business Day immediately preceding each Payment Date (or as of the fourth LIBOR Business Day prior to the Closing Date, in the case of the first Payment Date), the Indenture Trustee shall determine LIBOR for the Interest Period commencing on such Payment Date and inform the Servicer (at the facsimile number given to the Indenture Trustee in writing) of such rates. On or prior to each Determination Date, the Indenture Trustee shall determine the applicable Class A Note Rate for the related Payment Date.

         Section 5.03 Statements to Noteholders. (a) Not later than 12:00 noon, New York time, on each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Depositor and the Underwriters a computer tape (or such other report in a form and format mutually agreeable to the Servicer and the Indenture Trustee) (the "Servicing Certificate") containing the information set forth in Exhibit D hereto with respect to the Mortgage Loans on an aggregate basis as of the end of the preceding Due Period and such other information as the Indenture Trustee shall reasonably require. Not later than 12:00 noon, New York time, on the Business Day preceding the Payment Date, the Indenture Trustee shall deliver to the Depositor, the Servicer, the Transferor and to the Insurer, by telecopy, with a hard copy thereof to be delivered on such Payment Date, a statement (the "Indenture Trustee's Statement to Noteholders") (based solely on the information contained on the computer tape provided by the Servicer) containing the information set forth below with respect to such Payment Date:

                  (i) The Available Funds and the Class A Note Rate for the related Payment Date;

                  (ii) The Class A Note Principal Balance, the Pool Principal Balance as reported in the prior Indenture Trustee's Statement to Noteholders or, in the case of the first

         Determination Date, the Original Class A Note Principal Balance and the Cut-Off Date Pool Principal Balance;

                  (iii) The aggregate amount of collections received on the Mortgage Loans on or prior to such Determination Date in respect of the preceding Due Period, separately stating the amounts received in respect of principal and interest;

                  (iv) The number and Principal Balances of all Mortgage Loans that were the subject of Principal Prepayments during the related Due Period;

                  (v) The amount of all Curtailments that were received during the Due Period;

                  (vi) The principal portion of all Monthly Payments received during the Due Period;

                  (vii) The interest portion of all Monthly Payments received on the Mortgage Loans during the Due Period;

                  (viii) The amount required to be paid by the Seller (reported separately) pursuant to Sections 2.02, 2.04 or 2.06;

                  (ix) The amount of the Monthly Advances and the Compensating Interest payment to be made with respect to such Payment Date;

                  (x) The Class A Principal Distribution to be distributed on the Class A Notes, and the Interest Distribution for the related Payment Date to be distributed on the Class A Notes and the Senior Interest Participation;

                  (xi) The amount, if any, of the Outstanding Interest Carryover Shortfall after giving effect to the distributions on the related Payment Date;

                  (xii) The amount of the Insured Payments, if any, to be made on the related Payment Date;

                  (xiii) The amount to be distributed to the Transferor in respect of the Senior Interest Participation pursuant to 5.01(a)(ii) and the Transferor Interest for the related Payment Date pursuant to
         Section 5.01(a)(ix);

                  (xiv) The Class A Note Principal Balance after giving effect to the distribution to be made on the related Payment Date;

                  (xv) The weighted average remaining term to maturity of the Mortgage Loans and the weighted average Loan Rate;

                  (xvi) The Servicing Fee to be paid to the Servicer pursuant to
         Section 5.01(a)(vi) and the amounts to be paid to the Insurer, separately stated, pursuant to Sections 5.01(a)(iv) and 5.01(a)(viii);


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
                  (xvii) The Premium Amount to be paid to the Insurer pursuant to Section 5.01;

                  (xviii) The amount of all payments or reimbursements to the Servicer pursuant to Section 3.03;

                  (xix) The O/C Amount, the O/C Reduction Amount, the Excess O/C Amount and the Specified O/C Amount for the Payment Date and the Excess Spread for such Payment Date;

                  (xx) The amount of Distributable Excess Spread to be distributed to the Class A Noteholders on such Payment Date pursuant to
         Section 5.01(a)(v) on such Payment Date;

                  (xxi) The number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period;

                  (xxii) The Pool Principal Balance as of the end of the Due Period related to such Payment Date;

                  (xxiii) The number and aggregate Principal Balances of Mortgage Loans (w) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, (x) that have become REO Properties, in each case as of the end of the preceding Due Period, (y) that are in foreclosure and (z) the Mortgagor of which is the subject of any bankruptcy or insolvency proceeding;

                  (xxiv) The unpaid principal amount of all Mortgage Loans that became Liquidated Mortgage Loans during such Due Period;

                  (xxv) The Net Liquidation Proceeds received during such Due Period;

                  (xxvi) The cumulative losses on the Mortgage Loans;

                  (xxvii) The book value (within the meaning of 12
         C.F.R.Section 571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure; and

                  (xxviii) The Delinquency Percentage in respect of such Payment Date.

         In the case of information furnished pursuant to clauses (ii), (x) and
(xiv) above, the amounts shall be expressed, in a separate section of the report, as a dollar amount for each Class A Note for each $1,000 original dollar amount as of the Cut-Off Date.

         In addition, the Indenture Trustee shall forward the Indenture Trustee's Statement to Noteholders to each Class A Noteholder, the Rating Agencies, Bloomberg (at 499 Park Avenue, New York, New York 10022, Attention:
[           ]) and Intex Solutions (at 35 Highland Circle, Needham,
Massachusetts 02144, Attention: [           ]) on the related Payment Date. The
Indenture Trustee may fully and conclusively rely upon and shall have no liability with respect to information provided by the Servicer.


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
         To the extent that there are inconsistencies between the telecopy of the Indenture Trustee's Statement to Noteholders and the hard copy thereof, the Servicer may rely upon the latter.

         (b) The Indenture Trustee shall prepare or cause to be prepared (in a manner consistent with the treatment of the Class A Notes as indebtedness of the Trust, or as may be otherwise required by Section 3.15 herein) Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Class A Noteholders in respect of distributions by the Indenture Trustee (or the Paying Agent) on the Class A Notes and shall file and distribute such forms as required by law.

         (c) The Servicer and the Indenture Trustee shall furnish to each Class A Noteholder and to the Insurer (if requested in writing), during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the Class A Noteholder or the Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Class A Noteholder or the Insurer, as the case may be, may reasonably require; provided that the Servicer and the Indenture Trustee shall be entitled to be reimbursed by such Class A Noteholder or the Insurer, as the case may be, for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

         (d) Reports and computer tapes furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent provided in this Agreement and to the extent required by law or to the Rating Agencies, the Depositor, the Insurer's reinsurers, parent, regulators, liquidity providers and auditors and to the extent the Seller instructs the Indenture Trustee in writing to furnish information regarding the Trust or the Mortgage Loans to third-party information providers. No Person entitled to receive copies of such reports or tapes or lists of Class A Noteholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

         Section 5.04 [Reserved]

         Section 5.05 Distribution Account. The Indenture Trustee shall establish an account (the "Distribution Account") titled "[ ], as Indenture Trustee, in trust for the registered holders of [ ]Home Equity Loan Asset-Backed Notes and the Insurer, and as Paying Agent for the Transferor in respect of the Ownership Interest, as their interests may appear, Series 200_-_ Distribution Account." The Distribution Account shall be an Eligible Account. The Indenture Trustee shall deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received by it immediately following receipt thereof to the Distribution Account including, without limitation, all amounts
(i) withdrawn by the Servicer from the Collection Account pursuant to Section
3.03 herein for deposit to the Distribution Account, and (ii) drawn under the Insurance Policy in respect of an Insured Payment. Amounts on deposit in the Distribution Account may be invested in Eligible Investments pursuant to Section
5.06 below.


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
         Section 5.06 Investment of Accounts.

         (a) So long as no Event of Servicing Termination shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by the Indenture Trustee shall be invested and reinvested by the Indenture Trustee, as directed in writing by the Servicer, in one or more Eligible Investments bearing interest or sold at a discount. If an Event of Servicing Termination shall have occurred and be continuing or if the Servicer does not provide investment directions, the Indenture Trustee shall invest all Accounts in Eligible Investments described in paragraph (vi) of the definition of Eligible Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date (except that (i) if such Eligible Investment is (a) an investment described in item (vi) of Eligible Investments or (b) an obligation of the Indenture Trustee, then such Eligible Investment shall mature not later than such Payment Date and
(ii) any other date as may be approved by the Rating Agencies and the Insurer).

         (b) If any amounts are needed for disbursement from any Account held by the Indenture Trustee and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account.

         (c) The Indenture Trustee shall not in any way be held liable for the selection of Eligible Investments or by reason of any investment loss or charge or any insufficiency in any Account held by the Indenture Trustee resulting from any investment loss on any Eligible Investment included therein unless the Indenture Trustee's failure to perform in accordance with this Section is the cause of such loss or charge (except to the extent that the Indenture Trustee is the obligor and has defaulted thereon or as provided in subsection (b) of this Section). The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction. In the absence of written investment direction, the Indenture Trustee shall invest funds in the Accounts in the Eligible Investment described in clause (vi) of the definition thereof.

         (d) The Indenture Trustee shall invest and reinvest funds in the Accounts held by the Indenture Trustee, to the fullest extent practicable, in such manner as the Servicer shall from time to time direct as set forth in
Section 5.06(a), but only in one or more Eligible Investments.

         (e) So long as no Event of Servicing Termination shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in the Collection Account and the Distribution Account shall be for the benefit of the Servicer as servicing compensation (in addition to the Servicing Fee), and shall be subject to withdrawal on or before the first Business Day of the month following the month in which such income or gain is received. The Servicer shall deposit in the Collection Account or the Distribution Account, as the case may be, the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss from its own funds, without any right to reimbursement therefore.


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
         Section 5.07 Compensating Interest. Not later than 12:00 p.m., New York City time on the third Business Day prior to each Payment Date, the Servicer shall remit to the Indenture Trustee for deposit to the Collection Account, an amount equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Payment Date resulting from Principal Prepayments during the related Due Period and (B) its aggregate Servicing Fees received in the related Due Period. The Servicer shall not have the right to reimbursement for any amount deposited to the Collection Account pursuant to this Section 5.07.

                                  ARTICLE VI.

                   THE SELLER, THE SERVICER AND THE DEPOSITOR

         Section 6.01 Liability of the Seller, the Servicer and the Depositor. The Seller and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

         Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the Servicer or the Depositor. Any corporation into which the Seller, the Servicer or Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller, the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Seller, the Servicer or the Depositor shall be the successor of the Seller, the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer, and shall be approved by the Insurer [(which approval shall not be unreasonably withheld)].

         Section 6.03 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Class A Noteholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Net Liquidation Proceeds realized with respect to the related Mortgage Loan. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder; and such amounts shall be payable only pursuant to Section 5.01(a)(vii). The Servicer may with the consent of the Insurer (which consent shall not be unreasonably withheld) undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the

Class A Noteholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor only pursuant to Section 5.01(a)(vii). The Servicer's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 below with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

         Section 6.04 Servicer Not to Resign. Subject to the provisions of
Section 6.02 above, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee; (b) each Rating Agency shall have delivered a letter to the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Class A Notes; and (c) such proposed successor servicer is reasonably acceptable to the Insurer, as evidenced by a letter to the Indenture Trustee; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Indenture Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor servicer in accordance with
Section 7.02 below. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 below as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Insurer.

         Section 6.05 Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01 herein. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04 above. The Servicer shall provide the Insurer and the Indenture Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns, and the Insurer shall have consented to the appointment of any Subservicer (which consent shall not have been unreasonably withheld).

         Section 6.06 Indemnification of the Trust by the Servicer. The Servicer shall indemnify and hold harmless the Owner Trustee, the Trust and the Indenture Trustee and its officers, directors, agents and employees from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's willful misfeasance, bad faith or gross negligence in the performance of its activities in servicing or administering the Mortgage Loans pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable fees of, counsel of its selection and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Servicer's misfeasance, bad faith or gross negligence. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 6.06 shall survive termination of the Agreement or the earlier of the resignation or removal of the Owner Trustee or the Indenture Trustee, as the case may be. In addition, the Servicer agrees to indemnify the Indenture Trustee pursuant to Section 6.7 of the Indenture.


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
                                  ARTICLE VII.

                              SERVICING TERMINATION

         Section 7.01 Events of Servicing Termination.

         If any one of the following events ("Events of Servicing Termination") shall occur and be continuing:

                  (i) (A) the failure by the Servicer to make any required Monthly Advance when due; or (B) any other failure by the Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Insurer or by the Holders of Class A Notes representing not less than 25% of the aggregate Class A Note Principal Balance; or

                  (ii) the failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or, except as otherwise described in subclause (vi) below, the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure adversely affects the interests of the Class A Noteholders or the Insurer and continues unremedied for a period of 30 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Insurer or by the Holders of Class A Notes representing not less than 25% of the aggregate Class A Note Principal Balance; or

                  (iii) the entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (iv) the Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (v) so long as the Seller is the Servicer, any failure of the Seller to repurchase or substitute Eligible Substitute Mortgage Loans for Defective Mortgage Loans as required pursuant to the Mortgage Loan Purchase Agreement or this Agreement; or

                  (vi) Any breach by the Servicer of a representation or warranty made in Section 2.03 herein, which breach materially and adversely affects the interests of the Class A Noteholders or the Insurer and continues unremedied for a period of 30 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Insurer or Holders of Class A Notes evidencing Percentage Interests aggregating not less than 25% of the aggregate Class A Note Principal Balance [(or such longer period[, with the consent of the Insurer (which consent shall not be unreasonably withheld),] as may be reasonably necessary to remedy such breach, provided that the Servicer has commenced and diligently pursues such remedy to completion)]; or

                  (vii) [Reserved];

         then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied within the applicable grace period, (x) subject to the succeeding paragraph, with respect solely to clause (i)(A) above, if such Monthly Advance is not made by 4:00 P.M., New York time, on the second Business Day following written notice to the Servicer of such event the Indenture Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement and the Indenture Trustee, or any other successor servicer appointed in accordance with Section 7.02 below, shall immediately make such Monthly Advance and assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii), (iv), (v), (vi) and (vii) above, the Indenture Trustee shall, at the direction of the Insurer or the Holders of Class A Notes representing not less than 51% of the Class A Note Principal Balance (with the consent of the Insurer, so long as no Insurer Default exists), by notice then given in writing to the Servicer (and to the Indenture Trustee if given by Holders of Class A Notes), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, [ ], the Depositor, the Trust and the Insurer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Class A Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation,


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
         the transfer to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

         In addition, upon the occurrence of any Trigger Event, as provided in the Insurance and Reimbursement Agreement, and upon the direction of the Insurer in connection therewith, the Indenture Trustee shall terminate the rights and responsibilities of the Servicer hereunder and shall appoint a successor Servicer in accordance with the provisions of
         Section 7.02.

         Section 7.02 Indenture Trustee to Act; Appointment of Successor.

         (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 or resigns pursuant to 6.04 herein, the Indenture Trustee or a previously agreed upon successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the Insurer, as evidenced by the Insurer's prior written consent (which consent shall not be unreasonably withheld); and provided, further, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Class A Notes by the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. Notwithstanding anything herein or in the Indenture to the contrary, in no event shall the Indenture Trustee be held liable for any Servicing Fee or for any differential in the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions set forth or provided for therein. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.09 herein (or such lesser compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to


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
Section 3.05 herein or to indemnify the Trust and the Indenture Trustee pursuant to Section 6.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Indenture Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Trust, and (ii) maintain in force an insurance policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.06 herein. No successor servicer shall have the right to retain and commingle payments on, and collections in respect of, the Mortgage Loans with its own funds pursuant to
Section 3.02(d) unless (i) consented to in writing by the Insurer and (ii) such commingling will not result in a downgrade, qualification or withdrawal of the then current ratings of the Class A Notes, without regard to the Insurance Policy, as evidenced in writing by each Rating Agency.

         Section 7.03 Waiver of Defaults. The Insurer or the Majority Noteholders with the consent of the Insurer (which consent shall not be unreasonably withheld) may, on behalf of all Class A Noteholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VIII, provided, however, that the Insurer and the Majority Noteholders may not waive a default in making a required distribution on a Class A Note without the consent of the Holder of such Class A Note. Upon any waiver of a past default, such default shall cease to exist and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Indenture Trustee to the Rating Agencies.

         Section 7.04 Notification to Class A Noteholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII or
Section 6.04 above, the Indenture Trustee shall give prompt written notice thereof to the Class A Noteholders at their respective addresses appearing in the Class A Note Register, the Insurer and each Rating Agency.

                                  ARTICLE VIII.

                                   TERMINATION

         Section 8.01 Termination.

         (a) The respective obligations and responsibilities of the Depositor, the Seller, the Servicer, the Trust and the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make certain payments to Class A Noteholders after the Final Payment Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Indenture Trustee of the later of (A) payment in full of all amounts owing to the Insurer unless the Insurer shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust; (ii) the optional purchase by the Servicer of the Mortgage Loans as described below and (iii) the Payment Date in [ ]. Notwithstanding the forgoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         (b) The Servicer may, at its option, terminate this Agreement on any Payment Date on or after the Payment Date on which the aggregate Pool Principal Balance is less than or equal to [ ] of the Cut-Off Date Pool Principal Balance by purchasing, on the next succeeding Payment Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the outstanding Pool Principal Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Due Period preceding the final Payment Date together with all amounts due and owing to the Insurer (the "Termination Price").

         In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.03), which deposit shall be deemed to have occurred immediately preceding such purchase.

         Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Payment Date of the Termination Price.

         (c) Notice of any termination, specifying the Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Class A Noteholders may surrender their Class A Notes to the Indenture Trustee for payment of the final distribution and cancellation, shall be given promptly by the Indenture Trustee (upon receipt of written directions from the Servicer, if the Servicer is exercising its right to transfer of the Mortgage Loans, given not later than the first day of the month preceding the month of such final distribution) to the Insurer and to the Servicer by letter to the Class A Noteholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Payment Date upon which final distribution of the Class A Notes will be made upon presentation and surrender of Class A Notes at the office or agency of the Indenture Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, distributions being made only upon presentation and surrender of the Class A Notes at the office or agency of the Indenture Trustee therein specified.

         (d) Upon presentation and surrender of the Class A Notes, the Indenture Trustee shall cause to be distributed to the Holders of the Class A Notes on the Payment Date for such final distribution, in proportion to the Percentage Interests of their respective Class A Notes and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to Class A Noteholders pursuant to Section 5.01 for such Payment Date. On the final Payment Date prior to having made the distributions called for above, the Indenture Trustee shall, based upon the information set forth in the Servicing Certificate for such Payment Date, withdraw from the Distribution Account and remit to the Insurer the lesser of (x) the amount available for distribution on such final Payment Date, net of any portion thereof necessary to pay the Class A Noteholders and the Transferor in respect of the Senior Interest Participation pursuant to Section 5.01(a) and any amounts owing to the Indenture Trustee in respect of the Indenture Trustee Fee and (y) the unpaid amounts due and owing to the Insurer pursuant to the Insurance Agreement.

         (e) In the event that all of the Class A Noteholders shall not surrender their Class A Notes for final payment and cancellation on or before such final Payment Date, the Indenture Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Class A Noteholders and the holder of the Transferor Interest in respect of the Senior Interest Participation, to be withdrawn therefrom and credited to the remaining Class A Noteholders and the holder of the Transferor Interest in respect of the Senior Interest Participation, as applicable, by depositing such funds in a separate escrow account for the benefit of such Class A Noteholders and holder of the Transferor Interest in respect of the Senior Interest Participation, and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Indenture Trustee (in any other case) shall give a second written notice to the remaining Class A Noteholders to surrender their Class A Notes for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Class A Notes shall not have been surrendered for cancellation, the Transferor Interest will be entitled to all unclaimed funds and other assets which remain subject hereto and the Indenture Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Noteholders shall look to the holder of the Transferor Interest for payment.

         (f) Upon payment of all amounts owed under the Insurance Policy and cancellation of the Class A Notes, the Indenture Trustee shall provide the Insurer notice of cancellation of the Class A Notes and surrender the Insurance Policy to the Insurer.

                                  ARTICLE IX.

                            MISCELLANEOUS PROVISIONS

         Section 9.01 Amendment.

         (a) This Agreement may be amended from time to time by the Depositor, the Seller, the Servicer, the Trust and the Indenture Trustee by written agreement, without the consent of any of the Class A Noteholders, but only with the consent of the Insurer (which consent shall not be unreasonably withheld)
(i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Insurance Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Class A Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Indenture Trustee, the Seller, the Depositor nor the Servicer is obligated to obtain, maintain or improve any such rating), or (vi) to amend the definition of Specified O/C Amount; provided, however, that as evidenced by an Opinion of Counsel (at the expense of the party requesting such amendment) in each case such action shall not, (1) have any material adverse tax consequence with respect to such Class A Noteholder, the Insurer or the Trust or (2) adversely affect in any material respect the interest of any Class A Noteholder or the Insurer, provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Class A Noteholder or the Insurer, and no Opinion of Counsel to that effect shall be required by this clause (2) if the Person requesting the amendment obtains a letter from the Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Class A Notes without regard to the Insurance Policy.

         (b) This Agreement also may be amended from time to time by the Seller, the Servicer, the Depositor, the Trust and the Indenture Trustee, with the consent of the Holders of Class A Notes representing not less than 51% of the Class A Note Principal Balance, and with the consent of the Insurer (which consent shall not be unreasonably withheld), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Class A Noteholders or the Transferor in respect of the Ownership Interest; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Class A Notes or Senior Interest Participation or distributions or payments under the Insurance Policy which are required to be made on the Class A Notes or Senior Interest Participation without the consent of the Holder of such Class A Notes or Senior Interest Participation or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Class A Notes then outstanding.

         Prior to the execution of any such amendments, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Class A

Noteholders, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Class A Noteholder and fully executed original counterparts of the instruments effecting such amendment to the Insurer.

         (c) It shall not be necessary for the consent of Class A Noteholders under this Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Class A Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, each of the Indenture Trustee and the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and all conditions precedent to the execution of such amendment have been met. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties, indemnities or immunities under this Agreement.

         Section 9.02 Recordation of Agreement.

         To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Class A Noteholders' expense on direction of the Indenture Trustee or the Majority Class A Noteholders, but only when accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of the Class A Noteholders or is necessary for the administration or servicing of the Mortgage Loans.

         Section 9.03 Duration of Agreement.

         This Agreement shall continue in existence and effect until terminated as herein provided.

         Section 9.04 Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 9.05 Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to: (i) in the case of the Seller, the
Trust or the Servicer, [         ], (ii) in the case of the Indenture Trustee,
at the Corporate Trust Office, (iii) in the case of the Insurer, [          ],
Attention: [         ], (iv) in the case of Moody's, 99 Church Street, 6th
Floor, New York, New York 10007 Attention: Residential Mortgage Monitoring, (v) in the case of Standard & Poor's, 26 Broadway, New York, New York 10004, (vi) in
the case of the Depositor, [          ], (vii) in the case of [          ] and
(viii) in the case of the Class A Noteholders, as set forth in the Note Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Class A Noteholders shall be effective upon mailing or personal delivery.

         Section 9.06 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

         Section 9.07 No Partnership.

         Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor.

         Section 9.08 Counterparts.

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

         Section 9.09 Successors and Assigns.

         This Agreement shall inure to the benefit of and be binding upon the Servicer, the Seller, the Trust, the Indenture Trustee and the Class A Noteholders and their respective successors and permitted assigns. The Insurer is an express third party beneficiary of this Agreement.

         Section 9.10 Headings.

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         Section 9.11 Indenture Trustee.

         All privileges, rights and immunities given to the Indenture Trustee in the Indenture are hereby extended to and applicable to the Indenture Trustee's obligations hereunder.

         Section 9.12 Reports to Rating Agencies.

         The Indenture Trustee shall provide to each Rating Agency copies of statements, reports and notices, to the extent received or prepared by the Servicer hereunder, as follows:

                  (i) copies of amendments to this Agreement;

                  (ii) notice of any substitution or repurchase of any Mortgage Loans;

                  (iii) notice of any termination, replacement, succession, merger or consolidation of either the Servicer or the Trust;

                  (iv) notice of final payment on the Class A Notes;

                  (v) notice of any Event of Servicing Termination;

                  (vi) copies of the annual independent auditor's report delivered pursuant to Section 3.11 herein, and copies of any compliance reports delivered by the Servicer hereunder including Section 3.10 herein; and

                  (vii) copies of any Servicing Certificate pursuant to Section
         5.03 herein.

         Section 9.13 Inconsistencies Among Transaction Documents.

         In the event certain provisions of a Transaction Document conflict with the provisions of this Sale and Servicing Agreement, the parties hereto agree that the provisions of this Sale and Servicing Agreement shall be controlling.

         Section 9.14 Rights of the Insurer to Exercise Rights of Noteholders.

         By accepting its Class A Note, each Class A Noteholder agrees that unless an Insurer Default exists, the Insurer shall have the right to exercise all rights of the Class A Noteholders as specified under this Agreement without any further consent of the Class A Noteholders. Any right conferred to the Insurer hereunder shall be suspended and shall run to the benefit of the Class A Noteholders during any period in which there exists an Insurer Default.

         IN WITNESS WHEREOF, the following have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this Sale and Servicing Agreement.


                               [         ]HOME EQUITY LOAN TRUST 200_-_,
                               By:   [                ], not in its individual
                               capacity but solely as Owner Trustee


                               By:_____________________________________________
                                  Name:
                                  Title:

                               [                         ],
                                       as Seller and Servicer


                               By:_____________________________________________
                                  Name:
                                  Title:

                               Fleet Home Equity Loan Corporation,
                                       as Depositor


                               By:_____________________________________________
                                  Name:
                                  Title:

                               [                                  ],
                                       as Indenture Trustee


                               By:_____________________________________________
                                  Name:
                                  Title:

THE STATE OF ___________    )
                            )
COUNTY OF ___________       )

         BEFORE ME, on [         ], the undersigned authority, a Notary Public,
on this day personally appeared [________________________], known to me to be a person and officer whose name is subscribed to the foregoing instrument and
acknowledged to me that the same was the act of the said [               ]not
in its individual capacity but in its capacity as Owner Trustee of [          ]
HOME EQUITY LOAN TRUST 200_-_, as the Trust, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.


                                              _________________________________
                                              Notary Public, State of ________

THE STATE OF ___________    )
                            )
COUNTY OF ___________       )

         BEFORE ME, on [         ], the undersigned authority, a Notary Public,
on this day personally appeared ______________________________, known to me to be a person and officer whose name is subscribed to the foregoing instrument
and acknowledged to me that the same was the act of the said [            ], as
the Seller and the Servicer, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.


                                              _________________________________
                                              Notary Public, State of ________

THE STATE OF ___________    )
                            )
COUNTY OF ___________       )

         BEFORE ME, on [         ], the undersigned authority, a Notary Public,
on this day personally appeared ______________________________, known to me to be a person and officer whose name is subscribed to the foregoing instrument and
acknowledged to me that the same was the act of the said [                ], as
the Depositor, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.


                                              _________________________________
                                              Notary Public, State of ________

THE STATE OF ___________    )
                            )
COUNTY OF ___________       )

         BEFORE ME, on [          ], the undersigned authority, a Notary
Public, on this day personally appeared ______________________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [______________________________ ], as Indenture Trustee, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.


                                              _________________________________
                                              Notary Public, State of ________

THE STATE OF ___________    )
                            )
COUNTY OF ___________       )

         BEFORE ME, on [         ] the undersigned authority, a Notary Public,
on this day personally appeared [                ], known to me to be the
person and officer whose name is subscribed to the foregoing instrument and
acknowledged to me that the same was the act of the said [                   ],
and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.


                                              _________________________________
                                              Notary Public, State of ________

                                                                       EXHIBIT A


                             MORTGAGE LOAN SCHEDULE

                                                                       EXHIBIT B


                           LIST OF SERVICING OFFICERS

                                                                       EXHIBIT C


                    FORM OF MONTHLY STATEMENT TO NOTEHOLDERS

                                                                       EXHIBIT D


                          FORM OF SERVICING CERTIFICATE

                                                                       EXHIBIT E

        LETTER OF DEPOSITOR TO INDENTURE TRUSTEE RE: EXCHANGE ACT REPORTS


                                                             [DATE]


[Address]
[Address]
[Address]


                 Re:    [ ] Home Equity Loan Trust ____-_,
                        [ ] Home Equity Loan Asset-Backed Notes,
                        Series _____-_
                        -------------------------------------------------------


Ladies and Gentlemen:

         Pursuant to and in reference to Section 3.14 of the Sale and Servicing
Agreement dated as of [          ] relating to the above referenced Notes,
please note the following:

         (a) CIK Number for [ ] Home Equity Loan Trust ____-_ (the "Trust"): ____________.

         (b) CCC for the Trust should be applied for at your earliest convenience and reported to our attention.

         In order to comply with the reporting obligations for the Trust under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the Indenture Trustee must file within 15 days following each Payment Date a copy of the report distributed by the Indenture Trustee to the Noteholders in a current report on Form 8-K. Such reports provide all current information ordinarily of interest to the Noteholders. The Indenture Trustee must also report on a current report on Form 8-K any significant occurrences during the reporting period that would be reportable under Item 1, Item 2, Item 4 and Item 5. In addition, the Indenture Trustee should cause the filing of an annual report on Form 10-K within 90 days following the end of the Trust's fiscal year containing the following information:

         Part I, Item 3.      A description of any material pending litigation;
         Part I, Item 4.      A description of any submission matters to vote
                              of Noteholders;
         Part II, Item 5.     A statement of the number of Noteholders and the
                              principal market, if any, in which the Notes
                              trade;
         Part II, Item 9.     A  statement as to any changes in or
                              disagreements with the independent public
                              accounts for the Trust;
         Part IV, Item 14.    A copy of the annual certificate of compliance by
                              an officer of the Master Servicer, and any Subservicer and the audit of the servicing by the independent accounting firm.

Promptly after filing the Form 10-K, the Indenture Trustee should file a Form 15 in accordance with Section 3.14 of the Sale and Servicing Agreement, deregistering the Trust and terminating the reporting obligations under the Exchange Act. All filings must be made through the Edgar System and all acceptance slips from the filings should be saved as they will be needed for the annual certificate.


                                                   [                  ]

                                                   By: ________________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT F


                           FORM OF LIQUIDATION REPORT

                                                                       EXHIBIT G


                              FORM OF CLASS A NOTES

                                                                       EXHIBIT H


                              FORM OF MORTGAGE NOTE

                                                                       EXHIBIT I

                                FORM OF MORTGAGE

                                                                       EXHIBIT J

                           FORM OF REQUEST FOR RELEASE

                                                              [DATE]

[Address]
[Address]
[Address]


Attention:

                  Re:    [ ] Home Equity Loan Asset-Backed Notes, Series ____-_

Gentlemen:

         In connection with the administration of the Mortgage Loans held by you as Indenture Trustee under the Sale and Servicing Agreement dated as of
[         ], among [         ], as Seller and Servicer, [         ] Home Equity
Loan Trust ____-_, [         ], as Depositor, and you, as Indenture Trustee
(the "Sale and Servicing Agreement"), we hereby request a release of the Mortgage File held by you as Indenture Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Loan No.:

Reason for requesting file:

______   1.       Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the payment in full of the Mortgage Loan which are required to be deposited in the Collection Account pursuant to Section 3.02 of the Sale and Servicing Agreement have been so deposited).

______   2.       The Mortgage Loan is being foreclosed.

______   3.       The Mortgage Loan is being re-financed by another depository institution. (The Servicer hereby certifies that all amounts received in connection with the payment in full of the Mortgage Loan which are required to be deposited in the Collection Account pursuant to Section
         3.02 of the Sale and Servicing Agreement have been so deposited).

______   4.       Other (Describe).

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Sale and Servicing Agreement and will promptly be returned to the Indenture Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan has been liquidated.

         Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement.


                                            [                   ]

                                            By:________________________________
                                                Name:
                                                Title:  Servicing Officer

                                                                       EXHIBIT K


                        SPECIMEN OF THE INSURANCE POLICY

                                                                       EXHIBIT L


                              CUSTODIAL FEE LETTER
















                                      L-1